UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Dear Fellow Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Iconix Brand Group, Inc. (the “Company” or “Iconix”), which will be held on Thursday, September 27, 2018, at 10:00 a.m., local time, at the offices of the Company, located at 1450 Broadway, Third Floor, New York, New York 10018.

Iconix is proud to be part of your portfolio and the Company thanks you for your support. The Notice of Annual Meeting and proxy statement (the “Proxy Statement”), which follow, describe the business to be conducted at the Annual Meeting.

The board of directors of the Company (the “Board of Directors” or the “Board”) has over the last three (3) years restructured the Company’s executive compensation and governance policies to respond to stockholder feedback. The Board, the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Governance Committee of the Board (the “Governance/Nominating Committee”) also continue to review the Company’s governance and compensation practices and will make additional changes where appropriate. Specifically, our most recent changes include:

■	Refreshing the composition of our Board: This year, we added one new independent director to our Board and committed to decreasing the size of our Board from eight (8) to seven (7) directors. Our newest director brings extensive experience in the areas of global business management, data, consumer insight and governance, and is helping us further develop a complementary mix of key skills on our Board. The qualifications and biographies of all of our directors are provided in the attached Proxy Statement.

■	Establishing the Steering Committee: In July 2018, the Company established an ad hoc Steering Committee (the “Steering Committee”), the purpose of which is to conduct an operational review with respect to the Company’s business and operating model. The Steering Committee will periodically make recommendations to the Board regarding actions to be considered in furtherance of this purpose.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

Holders of shares as of the close of business on August 13, 2018, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.

If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in “street name” without your voting instructions. On “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. For example, under current broker voting rules, any election of a member of the Board of Directors is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, we appreciate a prompt submission of your vote. We hope to see you at the Annual Meeting. On behalf of the Company and your Board of Directors, thank you for your continued support.

Cordially, F. Peter Cuneo Executive Chairman and Interim Chief Executive Officer August 27, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on September 27, 2018: The Notice of the Annual Meeting and accompanying Proxy Statement as well as the 2017 Annual Report on Form 10-K are available at: http://www.cstproxy.com/iconixbrand/2018.

Notice of
Annual Meeting of Stockholders

To be held on THURSDAY, SEPTEMBER 27, 2018

10:00 a.m., Local Time

1450 Broadway, Third Floor, New York, New York 10018

To the Stockholders of ICONIX BRAND GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Iconix Brand Group, Inc. (the “Company”) will be held on Thursday, September 27, 2018, at 10:00 a.m., local time, at the Company’s offices at 1450 Broadway, Third Floor, New York, New York 10018, for the following purposes:

1.	To elect six (6) directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018;
3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;
4.	To approve a proposal to adopt an amendment to the Company’s Certificate of Incorporation, as amended, to authorize the Board to effect a reverse stock split of the issued shares of the Company’s common stock, $0.001 par value per share, at a reverse stock split ratio of not less than 1-for-5 and not more than 1-for-10; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items of business are more fully described in the proxy statement (the “Proxy Statement”) accompanying this Notice of the Annual Meeting.

Only stockholders of record at the close of business on August 13, 2018 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office, located at 1450 Broadway, Third Floor, New York, New York 10018, for the ten (10) day period before the date of the Annual Meeting, between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK TO GAIN ADMISSION TO THE ANNUAL MEETING.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: August 27, 2018

By Order of the Board of Directors,

F. Peter Cuneo

Executive Chairman

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PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of Iconix Brand Group, Inc., a Delaware corporation (the “Company”, “Iconix”, “we”, “us” or “our”), for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 27, 2018 at 10:00 a.m., local time, including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting. The Annual Meeting will be held at the Company’s offices, located at 1450 Broadway, Third Floor, New York, New York 10018. For directions to the Annual Meeting, please write to our Secretary at Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Proxies duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy or by voting again at a later date on the Internet or by telephone, by written notification of such revocation to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Only the latest ballot or Internet or telephone proxy submitted by a stockholder prior to the Annual Meeting will be counted.

The address and telephone number of the principal executive offices of the Company are:

1450 Broadway, Third Floor

New York, New York 10018

Telephone No.: (212) 730-0030

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on August 13, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 68,343,711 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), the Company’s only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

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GENERAL INFORMATION

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following:

(1)	you can submit a valid proxy with a later date;
(2)	you can change your vote via the Internet or by telephone by following the instructions on the enclosed proxy card;
(3)	you can notify our Secretary in writing at Iconix Brand Group, Inc., c/o Secretary, 1450 Broadway, Third Floor, New York, New York 10018 that you have revoked your proxy; or
(4)	you can vote in person by written ballot at the Annual Meeting. If you are not a record holder of shares, you must provide a “legal” proxy from the record holder in order to vote your shares in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name” through a broker, bank or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

VOTING PROCEDURES

You may vote “FOR” the six (6) nominees to the Board of Directors or you may vote “against” any nominee you specify. The directors will be elected by a majority of the votes “cast” at the Annual Meeting (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee), provided a quorum is present. The reverse stock split proposal will be decided by the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the Record Date. All other matters to be voted upon at the Annual Meeting will be decided by a majority of votes cast for such matter at the Annual Meeting, provided a quorum is present. A quorum is present if at least a majority of the shares of common stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more inspector of elections who are expected to be one or more employees of the Company’s transfer agent. In accordance with Delaware law, abstentions, “votes against” and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.

Stockholders vote by casting ballots (in person or by proxy), which are tabulated by the inspector of elections. Abstentions and broker “non-votes” are included in the number of shares present at the Annual Meeting for quorum purposes. Abstentions will have the same effect as negative votes for purposes of Proposal IV (authorization to effect the reverse stock split), but will not be considered votes "cast" and therefore will have no effect for purposes of Proposals I, II and III.

Broker “non-votes” are not counted in the tabulations of the votes cast on proposals that constitute “non-routine” or “non-discretionary” matters because stockholders are not considered to be entitled to vote on matters as to which broker authority is withheld. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Accordingly, banks, brokers and other nominees have discretionary voting power only with respect to Proposals II (the ratification of the appointment of our auditor) and IV (authorization to effect the reverse stock split), as these are the only proposals considered to be “routine” matters. Banks, brokers and other nominees will not have discretionary voting power with respect to Proposals I (the election of directors) and III (the non-binding advisory vote on named executive officer compensation) in the absence of specific instruction. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote on other matters.

Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

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Proposal I	Election of Directors

At the Annual Meeting, six (6) directors will be elected to hold office for a term expiring at the next annual meeting of stockholders, which is expected to be held in 2019, or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

At the Annual Meeting, proxies granted by stockholders will be voted individually for the election of the persons listed below as directors of the Company, unless a proxy specifies that it is not to be voted in favor of a nominee for director. Each of the persons named below, whether a current Board member or a nominee for election as a director, has indicated to the Board that he or she will be available to serve on the Board, if elected at the Annual Meeting. The Board recommends that you vote “FOR” the nominees listed below.

When reviewing candidates for our Board, the Nominating and Governance Committee of our Board (the “Governance/Nominating Committee”) and the Board consider the evolving strategy of the Company, its operating environment and outlook, as well as the needs of the Board to seek candidates that fill any current or anticipated future needs. The Governance/Nominating Committee and the Board also believe that all directors should possess the attributes described below under “Consideration of Director Nominees by the Board.” While the Governance/Nominating Committee does not have a formal policy with respect to diversity, the Board and the Governance/Nominating Committee believe that it is important that Board members represent diverse viewpoints in order to provide the most significant benefits to us. In considering candidates for the Board, the Governance/Nominating Committee and the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. In addition to the qualities and skills of the directors that are referred to under “Consideration of Director Nominees by the Board,” certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole and the qualities that make the individuals suitable to serve on our Board are described in the following paragraphs.

Name	Age	Position with the Company
Justin Barnes[1]	53	Director
F. Peter Cuneo	74	Executive Chairman of the Board and Interim Chief Executive Officer
Drew Cohen[1,2]	50	Lead Director
Mark Friedman[2,3]	54	Director
Sue Gove[2,3]	60	Director
James Marcum[1,2]	59	Director
(1)	Member of the Governance/Nominating Committee.
(2)	Member of the Audit Committee of the Board (the “Audit Committee”).
(3)	Member of the Compensation Committee of the Board (the “Compensation Committee”).

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JUSTIN BARNES

Director Since 2018

Age 53

Justin Barnes, 53, has served as Chairman of IBSL Consultancy Limited since 2012, previously served as Head of Brands at Sports Direct from 2006 to 2008, and previously worked with Sports Direct as a consultant for a number of years. Mr. Barnes is also a chartered trademark attorney and has significant experience in the field of intellectual property law. The Board of Directors believes that Mr. Barnes, with his extensive background and significant experience in brand management, retail, wholesale distribution, licensing and intellectual property law, adds key experience and viewpoints to our Board of Directors.

F. PETER CUNEO

Director Since 2006

Age 74

Executive Chairman and Interim Chief Executive Officer

F. Peter Cuneo has served as our Executive Chairman of the Board of Directors since December 2017 and from April 2016 until December 2016. Since August 2015, and while not serving as Executive Chairman, Mr. Cuneo has served as our Chairman of the Board. He also served as our Interim Chief Executive Officer from August 2015 until April 2016 and again since June 15, 2018. Mr. Cuneo has served on our Board of Directors since October 2006. From June 2004 through December 2009, Mr. Cuneo served as the Vice Chairman of the board of directors of Marvel Entertainment, Inc. (“Marvel Entertainment”), a publicly traded entertainment company active in motion pictures, television, publishing, licensing and toys, and prior thereto, he served as the President and Chief Executive Officer of Marvel Entertainment from July 1999 to December 2002. Mr. Cuneo has also served as the Chairman of Cuneo & Co., L.L.C., a private investment firm, since July 1997 and previously served on the board of directors of WaterPik Technologies, Inc., a New York Stock Exchange company engaged in designing, manufacturing and marketing health care products, swimming pool products and water-heating systems, prior to its sale in 2006. From October 2004 to December 2005, he served on the board of directors of Majesco Entertainment Company, a provider of video game products primarily for the family-oriented, mass-market consumer. Mr. Cuneo received a Bachelor of Science degree from Alfred University in 1967 and currently serves as the Chairman of the Alfred University Board of Trustees. Mr. Cuneo received a Masters degree in business administration from Harvard Business School in 1973. The Board of Directors believes that Mr. Cuneo, with his extensive business and financial background and significant experience as an executive of Marvel Entertainment, an owner and licensor of iconic intellectual property, contributes important expertise to our Board of Directors.

DREW COHEN

Director Since 2004

Age 50

Lead Director

Drew Cohen has served on our Board of Directors since April 2004. From August 2015 until April 2016, and since September 2016, Mr. Cohen has served as our Lead Director. Since 2007, he has been the President of Music Theatre International (“MTI”) and currently serves as its Chief Executive Officer and President. MTI represents the dramatic performing rights of classic properties, such as “West Side Story” and “Fiddler on the Roof,” and licenses over 50,000 performances a year around the world. Before joining MTI in September 2002, Mr. Cohen was, from July 2001, the director of investments for Big Wave NV, an investment management company, and, prior to that, General Manager for GlassNote Records, an independent record company. Mr. Cohen received a Bachelor of Science degree from Tufts University in 1990, his Juris Doctor degree from Fordham Law School in 1993, and a Master’s degree in business administration from Harvard Business School in 2001. The Board believes that Mr. Cohen’s legal and business background, and experience as an executive in an industry heavily involved in the licensing business, make him well suited to serve on our Board.

MARK FRIEDMAN

Director Since 2006

Age 54

Mark Friedman has served on our Board of Directors since October 2006. Mr. Friedman has been a Managing Partner at The Retail Tracker, an investment advisory and consulting firm since May 2006. From 1996 to 2006, Mr. Friedman was with Merrill Lynch, serving in various capacities, including group head of its U.S. equity research retail team where he specialized in analyzing and evaluating specialty retailers in the apparel, accessory and home goods segments. Prior to joining Merrill Lynch, Mr. Friedman specialized in similar areas for Lehman Brothers Inc. and Goldman, Sachs & Co. Mr. Friedman has been ranked on the Institutional Investor All-American Research Team as one of the top-rated sector analysts. He received a Bachelor of Business Administration degree from the University of Michigan in 1986 and a Master’s degree in business administration from The Wharton School, University of Pennsylvania in 1990. The Board of Directors believes that Mr. Friedman, with his extensive business background and investment banking experience, adds key experience and viewpoints to our Board of Directors.

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SUE GOVE

Director since 2014

Age 60

Sue Gove has served on our Board of Directors since October 2014. Ms. Gove has been the President of Excelsior Advisors, LLC since May 2014 and has also been retained as a Senior Advisor at Alvarez & Marsal. Ms. Gove had served as the President of Golf Smith International Holdings, Inc. from February 2012 through April 2014 and as Chief Executive Officer from October 2012 through April 2014. Previously, she was Chief Operating Officer of Golfsmith International Holdings, Inc. from September 2008 through October 2012, Executive Vice President from September 2008 through February 2012 and Chief Financial Officer from March 2009 through July 2012. Ms. Gove previously had been a self-employed consultant from April 2006 until September 2008, serving clients in specialty retail and private equity. She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006 and a director of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003. Ms. Gove served as a director of AutoZone, Inc. from 2005 to 2017, and has served as a director of Logitech International since September 2015 and a director of Tailored Brands, Inc. since August 2017. Ms. Gove received a Bachelor of Business Administration degree from the University of Texas at Austin. The Board believes that Ms. Gove’s financial background and extensive experience in executive management positions with leading retailers adds key insight and knowledge to our Board.

JAMES A. MARCUM

Director since 2007

Age 59

James A. Marcum has served on our Board of Directors since October 2007. Since January 2016, Mr. Marcum has served as a Senior Operating Partner for an affiliate of Apollo Global Management Holdings, LLC. Prior to that, Mr. Marcum served as an Operating Partner and Operating Executive of Tri-Artisan Capital Partners, LLC, a merchant banking firm, positions he held from December 2014 to January 2016. From August 2013 to December 2014, Mr. Marcum served as Chief Executive Officer, President and Director of Heartland Automotive Services, Inc., the nation’s largest franchisee of Jiffy Lubes. From February 2010 through December 31, 2012, Mr. Marcum served as the Chief Executive Officer, President and Director of Central Parking Corporation, a nationwide provider of professional parking management. From September 2008 to January 2010, Mr. Marcum served as Vice Chairman, Acting President and Chief Executive Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics where Mr. Marcum had also served as a member of the board of directors since June 2008. Circuit City Stores, Inc. filed for bankruptcy in November 2008. Prior to Circuit City Stores Inc., Mr. Marcum served in several other notable board capacities and senior executive roles, including roles as Lead Director, CEO, COO and CFO for a variety of nationwide specialty retailers, both public and private. He received a Bachelor of Science degree from Southern Connecticut State University in accounting and economics in 1980. The Board of Directors believes that Mr. Marcum’s contributions to the Board of Directors are well served by his extensive business background and his experience as a corporate executive of national retail establishments.

Agreement with Sports Direct

On July 25, 2018, the Company entered into a cooperation agreement (the “Agreement”) with Sports Direct, which beneficially owned 5,664,115 shares of Common Stock on such date. The following summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2018.

Pursuant to the Agreement, the Company agreed that the Board would (i)(x) appoint Mr. Barnes, an individual designated by Sports Direct (the “Initial Investor Director”), as a director of the Company to serve until the Annual Meeting and (y) designate James Marcum as an additional director identified by Sports Direct (the “Additional Investor Director” and, together with the Initial Investor Director, the “Investor Directors”); and (ii) the Board would nominate each of the Investor Directors on its slate of nominees for election as directors of the Company at the Annual Meeting. Under the terms of the Agreement, the Company further agreed that its slate of nominees for election as directors of the Company at the Annual Meeting would consist of not more than six (6) director nominees, including the Initial Investor Director, the Additional Investor Director, F. Peter Cuneo, Sue Gove, Mark Friedman and Drew Cohen; provided that, notwithstanding the foregoing, the Company’s slate of nominees for election as directors of the Company at the Annual Meeting may consist of seven (7) director nominees if the Company’s permanent Chief Executive Officer is identified and appointed prior to the mailing date of the Company’s proxy statement for the Annual Meeting. The Company also agreed to use its reasonable best efforts to (i) hold the Annual Meeting no later than October 1, 2018 and (ii) hold the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) prior to May 31, 2019.

Under the terms of the Agreement, the Company also agreed that (i) the Board would appoint the Initial Investor Director to each of the Governance/Nominating Committee and the ad hoc CEO Search Committee of the Board (the “Search Committee”) and (ii) the Additional Investor Director would continue to serve as a member of the Audit Committee. Pursuant to the Agreement, the Company also agreed that, in connection with the Board’s identification and appointment of a permanent Chief Executive Officer of the Company, (A) the Initial Investor Director will have a reasonable opportunity to participate as a member of the Search Committee and to interview any candidate being seriously considered by the Board for appointment as the Company’s permanent Chief Executive Officer, (B) the Search Committee will not make a determination or recommendation to the Board with respect to the appointment of the Company’s permanent Chief Executive Officer and the Company will not take any action or enter into any agreement to appoint the Company’s permanent Chief Executive Officer prior to the date that is the later of sixty (60) days from the date of the Agreement and five (5) days after the Annual Meeting, unless the Search Committee makes a unanimous recommendation to the Board regarding appointment of the Company’s permanent Chief Executive Officer prior to such date, and (C) the Board will consider in good faith the views of each of the Investor Directors regarding the skill sets and qualifications required of the Company’s permanent Chief Executive Officer.

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Additionally, the Company agreed to establish, and did establish, a non-Board steering committee (the “Steering Committee”) to undertake an operational review of the Company’s business. The Steering Committee, which will remain in effect during the Standstill Period (and, if determined by the Board, thereafter), will initially consist of each of the Investor Directors, Messrs. Friedman and Cuneo, Ms. Gove and the Company’s new permanent Chief Executive Officer, once identified and appointed. Pursuant to its charter, the Steering Committee will have authority to make recommendations to the full Board regarding actions related to certain operational matters to be considered in furtherance of the Steering Committee’s purpose, which the Board will have the sole right to review and approve or reject.

The Company has also agreed that during the Standstill Period, for so long as Sports Direct beneficially owns at least four percent (4.0%) of the then-outstanding Common Stock (the “Minimum Ownership Threshold”), Sports Direct will have the right to designate one (1) individual (who resides in the United States of America) as a non-voting observer (the “SDI Adviser”) to attend any meetings of the Board, any of its committees or the Steering Committee, subject to certain exceptions.

The Agreement further provides that Sports Direct, during the period from the date of the Agreement until the earlier of (i) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for directors for the 2019 Annual Meeting pursuant to the Company’s By-Laws, (ii) the date that is thirteen (13) months after the date of the Annual Meeting, (iii) the date of any breach by the Company in any material respect of its obligations under the Agreement (subject to a cure period and other exceptions) and (iv) upon written notice from Sports Direct to the Company following the announcement by the Company of a definitive agreement (or the intent to enter or seek to enter into a definitive agreement) with respect to any Extraordinary Transaction (as defined below) (the “Standstill Period”), will not, among other things, (i) acquire securities in the Company, which would result in Sports Direct having beneficial ownership interest of fifteen percent (15.0%) or more of the then-outstanding shares of Common Stock; (ii) engage in any short sale or other similar agreement; (iii) publicly propose or seek to effect (a) any tender or exchange offer for the Company’s securities or any merger, recapitalization, restructuring, extraordinary dividend, significant share repurchase, issuance of fifteen percent (15%) or more of the Company’s then-outstanding equity or similar transactions involving the Company (each, an “Extraordinary Transaction”) or (b) any acquisition, sale or disposition of a business or assets representing either (x) ten percent (10%) or more of the fair market value of assets of the Company or of the market capitalization of the Company or (y) twenty five percent (25%) or more of the Company’s revenues for the most recent twelve (12) month period (subject to certain exceptions described in the Agreement); (iv) make a stockholder proposal or seek any form of proxy with respect to the removal, election or appointment of any person to the Board; (v) deposit any Common Stock in any voting trust or similar arrangement with a third party; (vi) publicly seek additional representation on the Board or the removal of any member of the Board or encourage any person to submit nominees in furtherance of a contested election; or (vii) make any public disclosure regarding any plan that relates to the Board, the Company, its management or policies, any of its securities or assets or any of its businesses or strategy that would be inconsistent with the Agreement.

Additionally, if (A) either of the Investor Directors (or any replacement director therefor) is unable or unwilling to serve, resigns or is removed as a director of the Company or (B) Sports Direct notifies the Additional Investor Director and the Board that Sports Direct desires that the Additional Investor Director resign from the Board, in each case, prior to the expiration of the Standstill Period, and at such time Sports Direct beneficially owns at least the Minimum Ownership Threshold, then Sports Direct will be able to recommend a replacement director in accordance with the terms of the Agreement. Pursuant to the Agreement, Sports Direct has also agreed that both of the Investor Directors will resign from the Board and all applicable committees of the Board (subject to the Board accepting such resignation), if (i) at any time Sports Direct’s aggregate beneficial ownership of Common Stock is less than the Minimum Ownership Threshold or (ii) Sports Direct or any of its affiliates nominates one or more director candidates for election to the Board at the 2019 Annual Meeting.

Sports Direct has further agreed that it will vote all shares of Common Stock beneficially owned by Sports Direct (x) in favor of (i) the slate of directors recommended by the Board at the Annual Meeting and (ii) the Company’s reverse stock split proposal and (y) in accordance with the Board’s recommendation with respect to any other proposal presented at the Annual Meeting; provided, however, that if Institutional Shareholder Services Inc. (“ISS”) issues a recommendation against the Board’s position, Sports Direct will have the right to vote in accordance with such ISS recommendation.

Each of the parties to the Agreement also agreed to customary mutual non-disparagement obligations. The Company and Sports Direct also agreed to enter into a customary confidentiality agreement to permit the Initial Investor Director, directors who replace the Investor Directors (if applicable) and the SDI Adviser to share certain material, non-public information of the Company with Sports Direct, subject to the terms of such confidentiality agreement.

The Company further agreed to reimburse Sports Direct for all of its reasonable and documented out-of-pocket fees and expenses (including legal fees) incurred in connection with its director nominations, the Annual Meeting, the negotiation and execution of the Agreement, analysis of the corporate governance, debt, and executive compensation of the Company, and all related activities and matters, up to a maximum of $475,000 in the aggregate.

Board Independence

Our Board of Directors has determined that Messrs. Barnes, Cohen, Friedman and Marcum and Ms. Gove are each an “independent director” under the applicable Marketplace Rules of The Nasdaq Global Market (“NASDAQ”).As more fully described below under “Corporate Governance,” in connection with the August 2015 resignation of our former Chairman, President and Chief Executive Officer, Mr. Cuneo was appointed Interim Chief Executive Officer and Chairman of the Board. In connection with his appointment as Interim Chief Executive Officer, Mr. Cuneo resigned from his positions as chair of the Audit Committee and member of the Compensation Committee. Additionally, in connection with the foregoing the Board appointed Mr. Cohen as Lead Director of our Board. Mr. Cuneo became Executive Chairman of the Board on April 1, 2016, following the Company’s entry into an employment agreement with John Haugh, as the Company’s President effective February 23, 2016 and also as Chief Executive Officer effective

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April 1, 2016. Mr. Cuneo ceased serving as Executive Chairman on December 31, 2016, and served as our Chairman of the Board from January 1, 2017 to December 18, 2017, when he was again appointed to serve as Executive Chairman. In connection with John Haugh’s departure from the Company, Mr. Cuneo was appointed by the Board as Interim Chief Executive Officer on June 15, 2018 and continued to serve as Executive Chairman.

Board Attendance at Stockholder Meetings

Members of the Board are encouraged to attend annual meetings of stockholders. All of the directors then serving on our Board of Directors attended last year’s annual meeting of stockholders.

Communications with the Board

Our Board, through its Governance/Nominating Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with members of the Board individually or as a group by writing to: The Board of Directors of Iconix Brand Group, Inc. c/o Secretary, 1450 Broadway, Third Floor, New York, New York 10018. Stockholders should identify their communication as being from a stockholder of the Company. The Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board.

Consideration of Director Nominees by the Board

Stockholders of the Company wishing to recommend director candidates to the Governance/Nominating Committee for election to our Board at next year’s annual meeting of stockholders must submit their recommendations in writing to the Governance/Nominating Committee, c/o Secretary, Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018.

The Governance/Nominating Committee will consider nominees recommended by the Company’s stockholders; provided that the recommendation contains sufficient information for the Governance/Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, name, age and business and residence addresses. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance/Nominating Committee receive. The recommendations must also state, among other items set forth in the By-Laws, the name and record address of the stockholder who is submitting the recommendation, and the class and number of shares of Common Stock beneficially owned by the stockholder. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in connection with the solicitation of proxies for the election of directors in a contested election; and the consent of each nominee to serve as a director of the Company if so elected. A nomination that does not comply with the above requirements or that is not received by the deadline referred to below in “Deadline and Procedures for Submitting Director Nominations” will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Governance/Nominating Committee. The Governance/Nominating Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Governance/Nominating Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

Deadline and Procedures for Submitting Director Nominations

A stockholder wishing to nominate a candidate for election to our Board at next year’s annual meeting of stockholders is required to give written notice of his or her intention to make such a nomination containing the required information specified above and in the By-Laws addressed to the Governance/Nominating Committee, c/o Secretary, Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018. The notice of nomination and other required information must be received by our Secretary in accordance with the dates set forth in the section below entitled “Stockholder Proposals for 2019 Annual Meeting and Other Information—Director Nominations, Proposal for Action and Other Business Brought Before the Annual Meeting.”

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CORPORATE GOVERNANCE

Board of Directors Leadership Structure

On August 5, 2015, our former Chief Executive Officer, President and the Chairman of our Board of Directors resigned from such positions as well as from our Board. On August 6, 2015, the Board appointed F. Peter Cuneo, a current director and our current Executive Chairman, as Interim Chief Executive Officer and Chairman of the Board of Directors. In connection with his appointment to the Interim Chief Executive Officer position, Mr. Cuneo resigned from his positions as Audit Committee Chairperson and as a member of the Compensation Committee, to ensure that all members of our committees would continue to be independent under the NASDAQ and SEC standards applicable to members of such committees. Sue Gove, a current director, was appointed as the Audit Committee Chairperson and as a member of the Compensation Committee.

In February 2016, the Company entered into an employment agreement with John Haugh to serve as the Company’s Chief Executive Officer effective April 1, 2016 and, as previously noted, Mr. Cuneo transitioned into the Executive Chairman role at such time. The Board believes that having separate Executive Chairman and Chief Executive Officer roles will provide an enhanced governance framework for our Company going forward and we expect that this new leadership structure will promote the long-term success of our Company, both for our employees and for our stockholders.

Additionally, on August 6, 2015, the Board appointed Drew Cohen, a current director, to the then newly created position of Lead Director, to serve for as long as Mr. Cuneo served as Interim Chief Executive Officer. Mr. Cohen ceased serving as Lead Director once Mr. Cuneo transitioned from the Interim Chief Executive Officer role in April 2016. However, in an effort to ensure we have a corporate governance structure consistent with best practices, the Board thereafter determined to retain the Lead Director position, and on September 26, 2016, the Board reappointed Mr. Cohen to the Lead Director role. The Lead Director’s primary responsibility is to act as the chief of all directors and manage all Board functions.

On December 17, 2017, Mr. Cuneo was appointed to serve as Executive Chairman, to focus on and evaluate strategic opportunities, oversee the financial and legal functions and work toward stabilizing the Company’s balance sheet.

As of June 15, 2018, Mr. Haugh was no longer employed as our Chief Executive Officer and President, or a member our Board of Directors. On June 15, 2018, the Board appointed F. Peter Cuneo, a director and our Executive Chairman, as Interim Chief Executive Officer.

The Board of Directors is actively conducting a search for a permanent Chief Executive Officer. Once that search has been completed, the Board of Directors expects to implement the separation of the Chairman and Chief Executive Officer roles.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, proposed acquisitions and operations, as well as other risks associated with the Company’s business. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, as well as all of the Company’s benefit plans. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Governance/Nominating Committee manages risks associated with the independence of the Board. While each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed by members of management and through committee reports, or otherwise, about such risks.

Corporate Governance Policies

We have adopted a written code of business conduct that applies to our officers, directors and employees, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules of the SEC. In addition, we have established an ethics web site at www.ethicspoint.com. To assist individuals in upholding the code of conduct and to facilitate reporting, we have established an anonymous and confidential online reporting mechanism that is hosted at www.ethicspoint.com, and an anonymous and confidential telephone hotline at (800) 963-5864. Copies of our code of business conduct and ethics (our “Code of Ethics”) are available, without charge, upon written request directed to our Secretary at Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018 or on our website at www.iconixbrand.com.

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Committees of the Board

Our By-Laws authorize our Board to appoint one or more committees of the Board, each consisting of one or more directors. During 2017, our Board had three (3) standing committees: an Audit Committee, a Governance/Nominating Committee and a Compensation Committee, each of which has adopted written charters which are currently available on our website at www.iconixbrand.com. We are not incorporating any of the information on our website into this Proxy Statement. Each member of the Audit Committee, Governance/Nominating Committee and Compensation Committee is, and is required to be, an “independent director” under the Marketplace Rules of NASDAQ.

In August 2017, the Board of Directors also formed a Special Committee of the Board (the “Special Committee”) to engage in a broad review of possible strategic alternatives for the Company. Following the Special Committee’s review, the Special Committee was dissolved on October 15, 2017.

Audit Committee

Our Audit Committee’s responsibilities include, among others:

■	appointing, replacing, overseeing and compensating the work of a firm to serve as the independent registered public accounting firm to audit our financial statements;
■	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results, which includes matters required to be discussed under Rule 3200T of the Public Company Accounting Oversight Board (“PCAOB”);
■	considering the adequacy of our internal accounting controls and audit procedures;
■	approving all related party transactions entered into by the Company;
■	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent registered public accounting firm; and
■	receiving and reviewing written disclosures on independence required by PCAOB Rule 3526.

From January 2017 to August 2017, the members of the Audit Committee were Ms. Gove and Messrs. Cohen, Marcum and Slutsky. As part of the Governance/Nominating Committee’s and the Board’s regular process of reviewing and evaluating the composition and needs of the Board’s committees, in August 2017, Mr. Slutsky rotated off of the Audit Committee and Mr. Friedman joined the Audit Committee. The current members of our Audit Committee are Ms. Gove and Messrs. Cohen, Marcum and Friedman. Ms. Gove continues to serve as the Audit Committee Chairperson.

In addition to being an “independent director” under the Marketplace Rules of NASDAQ, each member of the Audit Committee is an independent director as that term is defined by applicable SEC rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that Ms. Gove and Mr. Marcum are “Audit Committee Financial Experts,” as that term is defined under applicable SEC rules and NASDAQ Marketplace Rules.

Oversight in Addressing Material Weaknesses in the Company’s Review Controls

The material weaknesses which existed at December 31, 2015, as identified by the Company in its evaluation of the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) under the supervision and with the participation of its management, including its President and Chief Executive Officer and Chief Financial Officer were remediated as of December 31, 2016. Material weaknesses identified in 2017, related to the financial reporting for reconsideration events of joint venture accounting and monitoring controls related to the identification of the need for a valuation allowance against certain deferred tax assets associated with the Company’s intangible asset impairment charges, were remediated as of December 31, 2017. However, due to errors identified during 2017 related to the Company’s statement of cash flows and its intangible asset impairment testing, we were not able to determine that 2016 material weaknesses in these areas have been remediated; and, in 2017, errors were identified in our calculation of long-term incentive program (“LTIP”) compensation expense, and the financial reporting for the modification of our debt. In 2017, additional review procedures were performed and will continue to be performed by the Senior Vice President-Finance and the Chief Financial Officer and certain other additional control procedures, which will be tested in 2018, have been adopted to mitigate these material weaknesses. Also, management has implemented further procedures to address the material weakness identified in the Company’s first quarter 2018 financial close process.

We are in the process of remediating the above weaknesses and testing the operating effectiveness of the new and existing controls. The material weaknesses cannot be considered completely addressed until the applicable additional controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. As a result of the foregoing, the principal executive officer and the principal financial and accounting officer concluded that as of March 31, 2018, certain of the Company’s disclosure controls and procedures, including management review controls related to our statement

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of cash flows, our intangible asset impairment testing, calculation of LTIP compensation expense, and the financial reporting for the modification of our debt were not effective in timely alerting them to material information required to be included in our periodic SEC filings and ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms.

The Audit Committee, which as noted above consists of independent, non-executive directors, will continue to meet regularly with management, the Director of Internal Audit, and its independent accountants to review accounting, reporting, auditing and internal control matters. The Audit Committee has direct and private access to the Director of Internal Audit and the external auditors, and will continue to meet with each, separately, in executive sessions of the Audit Committee.

Governance/Nominating Committee

Our Governance/Nominating Committee’s responsibilities include, among others:

■	establishing procedures and criteria for the director nomination process;
■	assisting the Board in defining and assessing qualifications for Board membership and identifying qualified individuals to serve as directors;
■	recommending director nominees for each annual meeting of the stockholders and nominees for election and filling any vacancies on the Board;
■	considering and recommending to the Board corporate governance principles applicable to the Company;
■	overseeing the implementation, amendment and application of all governance policies of the Company and the Board;
■	leading the Board in its self-evaluation and establishing criteria in such evaluation; and
■	overseeing the annual evaluation of the Chief Executive Officer and establishing criteria to be used in such evaluation.

In 2017, the members of our Governance/Nominating Committee were Messrs. Marcum, Cohen and Slutsky; and our former director, Ms. Kristin O’Hara. Mr. Marcum was the Chairperson of the Governance/Nominating Committee in 2017. Ms. O’Hara resigned from the Board on January 18, 2018. The current members of our Governance/Nominating Committee are Messrs. Marcum, Cohen, Slutsky and Barnes. Mr. Marcum continues to serve as the Governance/Nominating Committee Chairperson.

Compensation Committee

Our Compensation Committee’s responsibilities include, among others:

■	formulating, evaluating and approving compensation for our directors and executive officers, including the Chief Executive Officer;
■	reviewing, overseeing and approving (i) all compensation programs involving our stock and other equity securities under the Company’s long-term incentive plans, (ii) all other incentive awards and opportunities, (iii) any employment and severance arrangements, (iv) any change-in-control provisions affecting any elements of compensation and benefits and (v) any special or supplemental compensation and benefits for management and individuals who formerly served as management;
■	reviewing and discussing with management the Compensation Discussion and Analysis required under Item 402 of Regulation S-K promulgated by the SEC;
■	annually assessing the risks associated with our compensation practices, policies and programs;
■	periodically reviewing compensation practices and trends at other companies to evaluate the Company’s executive compensation programs and policies; and
■	assisting the Board in succession planning.

In 2017, the members of the Compensation Committee were Messrs. Friedman, Khosla and Slutsky and Ms. Gove. Mr. Friedman was the Chairperson of the Compensation Committee in 2017. The current members of our Compensation Committee are Messrs. Friedman, Khosla and Slutsky, and Ms. Gove. Mr. Friedman continues to serve as the Compensation Committee Chairperson.

Each member of the Compensation Committee is an “independent director” under the Marketplace Rules of NASDAQ.

From time to time, our Chief Executive Officer (or Interim Chief Executive Officer, as applicable) provides to the Compensation Committee proposals concerning compensation for other executive officers. The Compensation Committee considers such recommendations regarding compensation for such other executive officers.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees or individuals, including, but not limited to, a subcommittee composed of one or more members of the Board or an executive, to grant and administer stock, option and other equity awards under the Company’s equity incentive plans.

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Meetings of the Board and its Committees during the Year Ended December 31, 2017

The Board held 23 meetings (including eight executive sessions with the independent Board members) during the fiscal year ended December 31, 2017 (“FY 2017”), and the Board, along with its committees, also took various actions by unanimous written consent in lieu of meetings. In addition, during FY 2017, the Audit Committee held six meetings, the Governance/Nominating Committee held two meetings and the Compensation Committee held two meetings. During FY 2017, each of the Company’s directors attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings of all committees of the Board on which they served. Also, members of the Board and each of its committees met periodically during FY 2017 to address various matters and engaged in various informal meetings, telephonic meetings and correspondence.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent (10%) owners are required by certain SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during 2017, there was compliance with the filing requirements applicable to our officers, directors and greater-than-ten-percent (10%) stockholders of the Company, other than two (2) reports that were not filed within two (2) business days that were subsequently filed on behalf of Messrs. Jones and Schaefer relating to the surrender of 4,072 shares and 3,284 shares, respectively, in payment of tax liability incident to the vesting of RSUs on March 30, 2017.

Director Compensation

The Compensation Committee determined that for service as a director of our Company during 2017, each non-employee member of the Board of Directors would receive a cash payment of $80,000 payable one half on January 1st and one half on July 1st, and a number of shares of restricted stock with an aggregate value of $120,000 based on the closing price of the first trading day of each new year, with all of such shares vesting in full on July 1st of the year of grant. Directors who are elected to the Board after January 1st receive a cash payment equal to a pro-rata portion of $80,000 and an equity grant equal to a number of shares of restricted stock with an aggregate value representing a pro-rata portion of $120,000, vesting six (6) months from the date of grant. Additionally, each Chairperson of the Audit Committee, the Compensation Committee and the Governance/Nominating Committees would receive additional cash payments of $25,000, $20,000 and $15,000, respectively, and a Lead Director would receive an additional cash payment of $40,000. Following a detailed review of Audit Committee activities during 2017 and the considerable time and attention the Company required from the Audit Committee and its members, the Compensation Committee determined that in 2017, each member of the Audit Committee would receive an incremental $30,000 for their work, and the Chairperson of the Audit Committee would receive an incremental $60,000.

In August 2017, the Board of Directors also formed a Special Committee of the Board (the “Special Committee”) to engage in a broad review of possible strategic alternatives for the Company. The Board appointed each of Ms. Gove and Messrs. Marcum and Friedman to serve on the Special Committee, with Mr. Slutsky serving as its Chairperson, and resolved that each member of the Special Committee would receive fees, commencing September 1, 2017, in the amount of $10,000 per calendar month, with the Chairperson of the Special Committee receiving $15,000 per calendar month. Following the Special Committee’s review, the Special Committee was dissolved on October 15, 2017.

In 2017, Mr. Cuneo was compensated for service in the role of our Chairman of the Board. Since December 18, 2017, Mr. Cuneo has served as our Executive Chairman of the Board. Mr. Cuneo will not receive compensation in respect of his service as a director during the period he is employed by us.

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The following table sets forth compensation information for 2017 for each person who served as a member of our Board of Directors at any time during 2017 who is not also a current executive officer. An executive officer who serves on our Board of Directors does not receive additional compensation for serving on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
F. Peter Cuneo(3)	140,000	120,000	260,000
Drew Cohen(4)	150,000	120,000	270,000
Mark Friedman(5)	145,000	120,000	265,000
Sue Gove(6)	180,000	120,000	300,000
James A. Marcum(7)	125,000	120,000	245,000
Sanjay Khosla(8)	80,000	120,000	200,000
Kristen M. O’Hara(9)	80,000	120,000	200,000
Kenneth W. Slutsky(10)	102,500	120,000	222,500

(1)	Represents the aggregate grant date fair value, determined without regard to forfeitures. See Note 6 to Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 14, 2018 (the “Form 10-K”), for a discussion of the relevant assumptions used in calculating grant date fair value.
(2)	In 2017, there were no outstanding options or other unvested equity awards at fiscal year-end for directors.
(3)	Fees earned or paid in cash to Mr. Cuneo include (i) $80,000 attributable to annual cash director fees and (ii) $60,000 attributable to annual Chairman fee.
(4)	Fees earned or paid in cash to Mr. Cohen include (i) $80,000 attributable to annual cash director fees, (ii) $40,000 attributable to annual Lead Director fee and (iii) $30,000 attributable to 2017 Audit Committee member fees.
(5)	Fees earned or paid in cash to Mr. Friedman include (i) $80,000 attributable to annual cash director fees, (ii) $20,000 attributable to annual Compensation Committee Chairperson fee, (iii) $30,000 attributable to 2017 Audit Committee member fees and (iv) $15,000 attributable to Special Committee member fees.
(6)	Fees earned or paid in cash to Ms. Gove include (i) $80,000 attributable to annual cash director fees, (ii) $85,000 attributable to 2017 Audit Committee Chairperson fee and (iii) $15,000 attributable to Special Committee member fees.
(7)	Fees earned or paid in cash to Mr. Marcum include (i) $80,000 attributable to annual cash director fees, (ii) $15,000 attributable to annual Governance/Nominating Committee Chairperson fee and (iii) $30,000 attributable to 2017 Audit Committee member fees.
(8)	Fees earned or paid in cash to Mr. Khosla include $80,000 attributable to annual cash director fees.
(9)	Fees earned or paid in cash to Ms. O’Hara include $80,000 attributable to annual cash director fees. As previously disclosed in our Current Report on Form 8-K filed with the SEC on January 24, 2018, Ms. O’Hara resigned from the Board on January 18, 2018.
(10)	Fees earned or paid in cash to Mr. Slutsky include (i) $80,000 attributable to annual cash director fees and (ii) $22,500 attributable to Special Committee Chairperson fees.

Director Compensation for 2018

Following its annual review of director compensation, the Compensation Committee determined, given the limited availability of shares of Common Stock available for grant under the Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan”) and the number of shares of Common Stock required to be reserved for issuance in connection with the issuance of the Company’s 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023, to pay in cash for 2018 that portion of director compensation historically settled in equity. Therefore, for service as a director of our company during 2018, each non-employee member of the Board of Directors will receive a cash payment of $80,000 payable one half on January 1st and one half on July 1st, and additional cash payments totaling $120,000, with such additional cash compensation vesting in twelve (12) equal monthly installments. Directors will not receive equity grants in respect of 2018 service on our Board. Additionally, each Chairperson of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee will receive additional cash payments of $35,000, $20,000 and $15,000, respectively.

In addition to the fees noted above, Mr. Cohen will receive $40,000 in annual cash fees for his service as Lead Director, and in connection with the departure of Mr. Haugh from the Company, in 2018 the Board formed the Search Committee, each member of which will receive cash payments of $10,000 per month during its existence, other than its chairperson who will receive $15,000 per month during its existence.

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EXECUTIVE OFFICERS

Our Board appoints the officers of the Company on an annual basis to serve until their successors are duly elected and qualified, unless earlier removed by the Board. No family relationships exist among any of our officers or directors.

As noted above under “Corporate Governance—Board of Directors Leadership Structure,” as of June 15, 2018, (x) John Haugh, our former Chief Executive Officer and President, was no longer employed by the Company or a member our Board of Directors, and (y) the Board of Directors appointed Mr. Cuneo to the position of Interim Chief Executive Officer.

Our executive officers, their positions with us and certain other information with respect to these officers, as of the Record Date, are set forth below:

Name	Age	Position
F. Peter Cuneo	74	Executive Chairman and Interim Chief Executive Officer
David Jones	48	Executive Vice President and Chief Financial Officer
Jason Schaefer	43	Executive Vice President and General Counsel

F. PETER CUNEO

Executive Chairman since 2017 and Interim Chief Executive Officer since 2018

Age 74

On June 15, 2018, the Board appointed F. Peter Cuneo, the Executive Chairman of the Board of Directors, as Interim Chief Executive Officer of the Company. He also served as our Interim Chief Executive Officer from August 2015 until April 2016. He has served as our Executive Chairman of the Board of Directors since December 2017 and from April 2016 until December 2016. From August 2015 until December 2017, and while not serving as Executive Chairman, Mr. Cuneo served as our Chairman of the Board. Mr. Cuneo has served on our Board of Directors since October 2006.

DAVID K. JONES

Executive Vice President and Chief Financial Officer since 2015

Age 48

David K. Jones has served as our Executive Vice President and Chief Financial Officer since July 2015. Prior to joining our Company, Mr. Jones served as Executive Vice President and Chief Financial Officer of Penske Automotive Group, Inc. from May 2011 to June 2015. Previously, Mr. Jones served in various capacities for Penske Automotive Group, Inc., including as Vice President—Financial Compliance and Controls from April 2006 to May 2011 and Director of Financial Reporting from 2003 to April 2006. Prior to joining Penske, Mr. Jones was a Senior Manager at Andersen LLP, an accounting and financial advisory services firm, which he joined in 1991. Mr. Jones received a Bachelor of Arts degree in accounting from Seton Hall University in 1991.

JASON SCHAEFER

Executive Vice President and General Counsel since 2013

Age 43

Jason Schaefer has served as our Executive Vice President and General Counsel since joining our Company in September 2013. From May 2008 until September 2013, Mr. Schaefer served as General Counsel of Pegasus Capital Advisors, L.P., a private equity fund. From March 2006 to May 2008, he advised on merger and acquisition transactions in both the private and public space at Akin Gump Strauss Hauer and Feld LLP. Prior to that time, Mr. Schaefer was an associate in the corporate group of Paul Weiss Rifkind Wharton and Garrison LLP, an international law firm. Mr. Schaefer received his Juris Doctor, cum laude, from Brooklyn Law School in 2001 and a Bachelor of Arts degree in political science from the University at Buffalo in 1996.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to provide the information necessary for understanding the compensation philosophy, policies and decisions that are material to the compensation of our principal executive officer, our principal financial officer and our other most highly compensated executive officers (we refer to these officers as our “named executive officers”) during 2017.

This Compensation Discussion and Analysis will place in context the information regarding our 2017 named executive officers contained in the tables and accompanying narratives that follow this discussion.

In 2017, our named executive officers were:

Former Executives:

John N. Haugh(1)	Former President, Chief Executive Officer and Director

(1) As of June 15, 2018, John Haugh was no longer employed by the Company or a member of our Board of Directors.

Current Executives:

F. Peter Cuneo(2)	Executive Chairman of the Board of Directors and Interim Chief Executive Officer (Director since 2006)
David K. Jones	Executive Vice President and Chief Financial Officer
Jason Schaefer	Executive Vice President, General Counsel and Secretary
(2)	Mr. Cuneo’s service as Executive Chairman of the Board commenced on December 18, 2017, and on June 15, 2018, upon Mr. Haugh’s departure, the Board of Directors appointed Mr. Cuneo as the Company’s Interim Chief Executive Officer.

Objectives of our Executive Compensation Program

The Company’s goals for its executive compensation program are to:

■	Attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.
■	Align pay with performance as well as with the long-term interests of stockholders by linking payouts to pre-determined performance measures that promote long-term stockholder value.
■	Promote stability in the executive team and establish continuity of the service of named executive officers, so that they will contribute to, and be a part of, the Company’s long-term success.

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Key Features of Our Executive Compensation Program

Following is a summary of the key features of our compensation program, which demonstrates how each feature furthers the overall goals of our compensation philosophy.

What we do	What we don’t do
Pay for Performance. Our 2017 annual bonus program was based on pre-established financial goals. We have adopted the 2016 LTIP, which provides for grants that are tied to our long-term business goals. Because these PSUs are generally earned only at the end of the three (3) year performance period, they remain “at risk” (over the term) based on performance metrics.	No Gross-Ups on Compensation. We do not have any provisions requiring the Company to gross-up salary or bonus compensation to cover taxes owed by our executives.

Clawback Policy. We have adopted a clawback policy that applies if there is a restatement of our financial statements that is required, within the previous three years, to correct accounting errors due to material non-compliance with any financial reporting requirements under the federal securities laws. This applies to equity as well as cash payments that were paid based on performance metrics. During 2016, we clawed back equity and cash payments from former executives pursuant to the policy.	No Excess Perquisites and Limited Retirement Benefits. We have a 401k program and have never had a defined benefit plan. We do not maintain any supplemental executive retirement plans or other pension benefits. We do not provide any excessive perquisites.

Anti-Pledging Policy. We have adopted a policy that prohibits directors and executive officers from pledging any additional shares of Common Stock following October 20, 2015.

No option repricing or exchanges without stockholder approval. We have not engaged in the activities below and they are prohibited by our 2016 Plan:

■ repricing options; and

■ buying out underwater options for cash.

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its directors, named executive officers and all other direct reports to the Chief Executive Officer to provide for ownership maintenance of the Company’s equity. To be consistent with market practice, the Compensation Committee recently amended the guidelines to allow for unvested restricted stock, net of shares to cover taxes at a forty percent (40%) assumed tax rate, to count toward ownership levels.	No dividends or dividend equivalents on unvested awards. We do not pay dividends or dividend equivalents on unvested shares of restricted stock or unearned PSU awards.

Anti-Hedging Policy. We have a policy prohibiting directors and named executive officers from engaging in hedging transactions, which include puts, calls and other derivative securities, with respect to the Company’s equity securities.	No “catch-up” feature on PSU awards. Commencing with PSU grants made in 2016, we eliminated the “catch-up” feature on PSU awards.

“Double-Trigger” Change in Control Provision. Our 2016 Plan and its predecessor plan provide for “double-trigger” change in control provisions, which provide that unvested equity awards do not accelerate unless, within twenty-four (24) months following such change in control, the participant is terminated without cause or leaves for good reason.

Independence of our Compensation Committee and Advisor. The Compensation Committee, which is comprised solely of independent directors, utilizes the services of FW Cook, as its independent, third party compensation consultant. FW Cook reports to the Compensation Committee, does not perform any other services for the Company and, to the Compensation Committee’s knowledge, has no economic or other ties to the Company or the management team that could compromise its independence or objectivity.

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Elements of Compensation

To accomplish our compensation objectives, our compensation program for 2017 principally consisted of equity compensation granted pursuant to the 2017 LTIP (as defined below), which is the Company’s plan for annual, performance-based, long-term incentive compensation described above, base salaries and cash bonus awards made pursuant to the 2017 Annual Incentive Plan (“AIP”), which is the Company’s plan for annual, performance-based cash bonuses. These elements were designed to provide a competitive mix of compensation that balanced retention and performance in a simple and straightforward manner. The compensation program was designed to ensure that the named executive officers’ annual target total direct compensation was tied to the Company’s long-term and short-term performance. The Company provides certain limited perquisites to its named executive officers. The Company has no supplemental retirement plan.

Base Salary	Base salary represents amounts paid during the fiscal year to named executive officers as direct, fixed compensation under their respective employment agreements (in the case of Messrs. Cuneo and Haugh) or Participation Agreements executed in connection with their participation in the Executive Severance Plan (in the case of Messrs. Jones and Schaefer), for their services to us. Base salaries are used to compensate each named executive officer for day-to-day operations during the year, and to encourage them to perform at their highest levels. We also use our base salary as an incentive to attract top quality executives and other management employees. Moreover, base salary and increases to base salary are intended to recognize the overall experience, position within our Company and expected contributions of each named executive officer to us.
Annual cash bonuses (short-term incentives)	We award bonuses to promote the achievement of our short-term, targeted business objectives by providing competitive incentive reward opportunities to our executive officers who can significantly impact our performance towards those objectives. Further, a competitive bonus program enhances our ability to attract, develop and motivate individuals as members of a talented management team. Following its previously disclosed commitment to do so, the Compensation Committee eliminated the historical practice of determining annual cash bonuses on a solely discretionary basis in 2016. Cash bonus awards are currently made pursuant to the Company’s AIP, which requires the achievement of measurable, pre-determined goals in order to be eligible for performance-based cash bonuses as more fully described below.
Equity-based compensation (long-term incentives)

Beginning in 2016, annual equity awards were made in the form of RSUs and a target amount of PSUs granted pursuant to the terms of a long-term incentive compensation plan. These grants are designed to compensate our named executive officers for their expected ongoing contributions to our long-term performance.

RSUs

■ Generally, the RSUs under the LTIP vest in equal installments annually following the date of grant, or a period determined by the Compensation Committee, typically beginning on the first anniversary of the date of grant.

PSUs

■ PSUs vest upon the Company’s achievement of pre-determined adjusted operating income performance targets at the end of a three-year performance period, or a period determined by the Compensation Committee.

Perquisites and other personal benefits	During 2017, our named executive officers received a limited amount of perquisites and other personal benefits that we paid on their behalf.
Post-termination compensation	We had previously entered into employment agreements with each of our named executive officers, which were replaced by participation agreements to our Executive Severance Plan (as described herein) in 2017, other than for Mr. Haugh, whose employment agreement continued to be in effect until his departure from the Company as of June 15, 2018, and Mr. Cuneo, with whom we entered into a new employment agreement. Each of Mr. Haugh’s employment agreement and the participation agreements related to the Executive Severance Plan provide for certain payments and other benefits if the executive’s employment is terminated under certain circumstances, including, in the event of a “change in control.” As noted above, we amended our 2009 Plan to implement “double-trigger” change in control provisions with respect to equity grants. Our 2016 Plan also contains “double-trigger” change in control provisions. These provisions provide that, upon a change in control, as defined in the 2016 Plan, in the event that a successor company assumes or substitutes awards under the 2016 Plan, unvested equity awards do not accelerate unless, within twenty-four (24) months following such change in control, the Plan participant is terminated without cause or leaves for good reason. However, if a successor company in the change in control does not assume or substitute awards under the 2016 Plan, then all outstanding awards would immediately vest. See “Employment Agreements and Executive Severance Plan Participation Agreements” on page 31 and “Potential Payments Upon Termination or Change in Control” on page 37 for a description of the severance and change in control benefits pursuant to Mr. Haugh’s employment agreement, Mr. Cuneo’s employment agreement and the Executive Severance Plan participation agreements for Messrs. Jones and Schaefer.

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Results of 2017 Say on Pay Vote

At our 2017 annual meeting of stockholders, we held our annual stockholder advisory vote on executive compensation, or “say-on-pay” vote, with respect to our 2016 executive compensation actions; 78.1% of the votes cast were in favor of the say-on-pay proposal.

In addition, at our 2017 annual meeting of stockholders, we held an advisory vote on the frequency of future “say-on-pay” votes; 82.8% of the votes cast were in favor of holding an annual say-on-pay vote.

As discussed earlier, we continued to implement significant revisions to our executive compensation structure and design in 2017 that are directly responsive to investor feedback, better aligned with market best practices and support our business strategy. It is our expectation that these changes will effectively motivate our executive officers to achieve our short- and long-term business objectives and to create sustainable stockholder value over the long-term. Our Board and Compensation Committee will continue to review our executive compensation policies and programs and consider additional changes, where appropriate.

Roles of the Board and Compensation Committee in Compensation Decisions

Compensation of our named executive officers (other than in respect of the Chief Executive Officer) has been determined by the Board of Directors pursuant to recommendations made by our former Chief Executive Officer prior to his departure from the Company and the Compensation Committee. The Compensation Committee is responsible for, among other things, reviewing and making recommendations as to the compensation of our executive officers; administering our equity incentive and stock option plans; reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity incentive plans; and setting our Chief Executive Officer’s compensation based on the achievement of corporate objectives.

Effective October 2015, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent, third-party compensation consultant for advice and assistance on executive compensation matters. The Compensation Committee has assessed the independence of FW Cook pursuant to the NASDAQ listing standards and SEC rules and is not aware of any conflict of interest that would prevent FW Cook from providing independent advice to the Committee concerning executive compensation matters.

Compensation Peer Group

FW Cook assisted the Compensation Committee in identifying public companies against which the Company competes for executive talent – the “Peer Group”.

As a result of Iconix’s unique business model, in which a large portion of our profits are generated through licensing of our brands rather than direct retail sales, Iconix has very few similarly-sized public company competitors. Accordingly, developing the Peer Group required a careful balancing of “typical” peer group criteria such as market capitalization and revenue, as well as business model-specific criteria such as licensing revenue, profitability and operating margin. Based on the foregoing considerations and viewed holistically, the Peer Group is generally comprised of companies in our industry and reflect a portfolio of characteristics relevant to Iconix’s business considerations.

In November 2016, the Compensation Committee reviewed and evaluated the Peer Group and revised it to eliminate companies that were no longer public or no longer fit the appropriate criteria and add replacement companies as necessary, and approved the following revised Peer Group, which was used to measure performance of 2017 PSUs and may be used with respect to other future performance-based awards:

■ Cherokee Inc.	■ Meredith Corp.	■ Vince Holding
■ Choice Hotels	■ Movado Group, Inc.	■ Wolverine World Wide, Inc.
■ Deckers Outdoor Corporation	■ Oxford Industries, Inc.
■ Fossil Inc.	■ Perry Ellis Inc.
■ Francesca’s Holdings	■ Sequential Brands Inc.
■ G-III Apparel Group Ltd.	■ Steve Madden
■ Kate Spade & Co.	■ Vera Bradley, Inc.

The Compensation Committee does not follow a specific formula in making its pay decisions but rather uses the Peer Group data as a frame of reference. The Compensation Committee exercises its judgment by taking into consideration a multitude of important factors such as experience, individual performance and internal pay equity in setting target compensation levels, but actual payouts under our variable incentive plans are primarily determined based on formulaic outcomes. In addition to Peer Group data, the Compensation Committee also used general industry survey data as an additional reference frame for general market trends.

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Our Named Executive Officers’ Compensation for 2017

Board and Management Updates

Mr. Cuneo’s Appointment as Executive Chairman in 2017, Interim Chief Executive Officer in 2018 and related Employment Agreements

On December 17, 2017, Mr. Cuneo was appointed to serve as Executive Chairman, to focus on and evaluate strategic opportunities, oversee the financial and legal functions and work toward stabilizing the Company’s balance sheet, and entered into an employment agreement in connection with his service as Executive Chairman (the “2017 Cuneo Employment Agreement”). On June 15, 2018, the Board of Directors appointed Mr. Cuneo as Interim Chief Executive Officer of the Company to succeed Mr. Haugh following his departure from the Company. Mr. Cuneo entered into a new employment agreement in connection with his service as Executive Chairman and Interim Chief Executive Officer (the “2018 Cuneo Employment Agreement”), which replaced the 2017 Cuneo Employment Agreement with no further liability to the Company.

The material terms of both the 2017 Cuneo Employment Agreement and 2018 Cuneo Employment Agreement are described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements and Executive Severance Plan Participation Agreements” on page 31 .

Mr. Haugh’s Departure from the Company

As noted above, as of June 15, 2018, Mr. Haugh was no longer employed as our Chief Executive Officer and President, or a member of our Board of Directors. In connection with his departure from the Company, Mr. Haugh executed a general release of claims in favor of the Company and its related parties in consideration for receiving certain severance benefits, as described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements and Executive Severance Plan Participation Agreements” on page 31 .

Base Salaries

Historically, the base salaries of our named executive officers were determined based on the Compensation Committee’s assessment of competitive base salary levels and consistent with the relevant executive’s position, skill set, experience and length of service with the Company. Base salaries of our named executive officers are set forth in their respective Executive Severance Plan participation agreements or employment agreements (as applicable). Base salaries are reviewed annually by the Compensation Committee, with the assistance of FW Cook, in light of market practices and changes in responsibilities.

None of our named executive officers is eligible for an automatic base salary increase and no named executive officer received a salary increase for 2017. For more information on base salaries, please see “Summary Compensation Table” on page 29 .

2017 Annual Incentive Plan

In furtherance of its commitment to eliminate the historical practice of determining annual cash bonuses for executives on a solely discretionary basis, in 2017 the Compensation Committee continued its practice, commenced in 2016, of establishing AIP targets for cash bonuses to employees, including named executive officers. These targets were established as a percentage of base salary and, for the named executive officers, were based on the achievement of performance goals weighted as follows: 37.5% Iconix non-GAAP net income, 37.5% Iconix revenue and 25% based on objective criteria specific to the individual. Please see Exhibit 10.78 of the Company’s Amendment No. 1 to its Form 10-K, filed with the SEC on April 30, 2018 (the “10-K/A”), for details regarding an unaudited reconciliation from U.S. generally accepted accounting principles (“GAAP”) to non-GAAP amounts for the non-GAAP net income financial measure.

With respect to the revenue and non-GAAP net income performance metrics, the following goals were established by the Compensation Committee and adjusted by the Compensation Committee pursuant to the AIP:(1)

REVENUE PERFORMANCE METRICS

% of Target	Achievement Level ($M)	Payout %
Less than 90%	Less than $272.53 Million	0%
90%	$272.53 Million	50%
95%	$287.67 Million	75%
100%	$302.81 Million	100%
105%	$317.95 Million	150%
110%	$333.09 Million	200%
		%
		%
ACTUAL ACHIEVEMENT	$279.00 Million	60.6%

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NON-GAAP NET INCOME PERFORMANCE METRICS (2)

% of Target	Achievement Level ($M)	Payout %
Less than 80%	Less than $37.64 Million	0%
80%	$37.64 Million	50%
85%	$39.99 Million	62.5%
90%	$42.34 Million	75.0%
95%	$44.70 Million	87.5%
100%	$47.05 Million	100%
105%	$49.40 Million	125%
110%	$51.75 Million	150%
115%	$54.11 Million	175%
120%	$56.46 Million	200%
ACTUAL ACHIEVEMENT	$63.871 Million	200%
(1)	The AIP provides for adjustment upon the occurrence of the following: To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” and such section, “Section 162(m)”), the Compensation Committee may provide, in the case of any award intended to qualify as a performance-based award, for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events occurring during the performance period that affect the applicable performance criterion or criteria. Such adjustments may include (without limitation) one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual, infrequently occurring, or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or non-recurring events or changes in applicable laws, accounting principles or business conditions. Unless otherwise determined by the Compensation Committee, the Compensation Committee shall not make an adjustment to an award intended to qualify as “performance-based compensation” under Section 162(m) in a manner that would cause the award not to so qualify.

(2)	Please see Exhibit 10.78 of the 10-K/A for details regarding an unaudited reconciliation from GAAP to non-GAAP amounts for the non-GAAP net income metric.

Under the AIP, the base salaries and target/maximum percentage payouts in effect for each of the named executive officers for 2017 were as follows:

Named Executive Officer	Base Salary	Target	Maximum
John N. Haugh	$1,000,000	100%	200%
David K. Jones	$620,000	65%	130%
Jason Schaefer	$500,000	65%	130%

On March 14, 2018, after taking into account the Company’s financial performance described above and each executive’s individual performance, the Compensation Committee confirmed the following specific 2017 AIP payments to named executive officers (Mr. Cuneo was not eligible to earn bonuses under the AIP in 2017):

Named Executive Officer	2017 AIP Payment
John N. Haugh(1)	$826,688
David K. Jones(1)	$333,156
Jason Schaefer	$448,850
(1)	In respect of non-equity incentive compensation paid for 2017, the Compensation Committee reduced by 25% the amounts otherwise payable to Mr. Haugh and Mr. Jones, respectively, pursuant to the Compensation Committee’s discretionary right to adjust annual bonuses prior to approval thereof under the AIP.

2017 Long-Term Incentive Plan (“2017 LTIP”)

In 2017, the Company granted performance-based equity awards and long-term equity awards to named executive officers and other key employees, which include PSUs that vest based on the Company’s achievement of adjusted operating income targets for the performance period (January 1, 2017 through December 31, 2019). The specific performance-based equity awards made to named executive officers under the 2017 LTIP were as follows:

Named Executive Officer	Grant Date	2017 PSUs
John N. Haugh	March 7, 2017	195,045
David K. Jones	March 7, 2017	53,194
Jason Schaefer	March 7, 2017	44,328

For a description of the terms of the 2017 PSUs, please see below “Outstanding PSU Grants – 2017 PSUs” on page 23 .

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The specific long-term equity awards made to named executive officers under the 2017 LTIP were as follows:

Named Executive Officer	Grant Date	RSUs
John N. Haugh	March 7, 2017	97,508
David K. Jones	March 7, 2017	26,593
Jason Schaefer	March 7, 2017	22,161

One-third of the RSUs vest on each of March 31, 2018, 2019 and 2020 (or, if any such date is not a business day, the immediately preceding business day). Of these RSUs and as a result of the NASDAQ stock market being closed for a holiday on March 30, 2018, 32,503 RSUs vested on March 29, 2018 for Mr. Haugh, 8,865 RSUs vested on March 29, 2018 for Mr. Jones and 7,387 RSUs vested on March 29, 2018 for Mr. Schaefer. Mr. Haugh ceased being an executive officer in June 2018 and forfeited the second and third tranches of RSUs (for a total of 65,006 RSUs) granted to him under the 2017 LTIP pursuant to his 2017 LTIP grant.

Outstanding PSU Grants

PSU Performance Comparator Group – For all PSUs

For 2016, the Compensation Committee adopted the same peer group recommended by FW Cook for use in determining relative performance metrics for each tranche of PSUs granted in respect of 2016, and Relative EBITDA Growth and Relative EPS Growth under the final tranche of our historical 2015 PSUs, in order to ensure a consistent calculation of measures of performance. The peer group utilized for relative metric vesting (the “PSU Performance Comparator Group”) is as follows:

■	Cherokee Inc.	■	Meredith Corp.	■	Steve Madden
■	Choice Hotels	■	Movado Group, Inc.	■	Tumi Holdings Inc.
■	Deckers Outdoor Corporation	■	Oxford Industries, Inc.	■	Vera Bradley, Inc.
■	Fossil Inc.	■	Perry Ellis Inc.	■	Vince Holding
■	G-III Apparel Group Ltd.	■	Sequential Brands Inc.	■	Wolverine World Wide, Inc.
■	Kate Spade & Co.	■	Sotheby’s

Excluded from this group for the computation of the relative performance calculations were certain companies that did not meet the criteria for each of the specific performance metrics or that no longer filed public information.

For the 2017 PSUs, the PSU Performance Comparator Group was adjusted to remove Sotheby’s (no longer perceived as a strong talent competitor) and Tumi Holdings (which was acquired), and add Francesca’s Holdings (operates in the same talent market as Iconix).

2017 PSUs

The 2017 PSUs “cliff” vest on March 30, 2020, assuming the compounded operating income growth metrics for the three-year performance period (January 1, 2017 through December 31, 2019), as adjusted pursuant to the 2016 Plan (as described under the 2017 AIP), are satisfied, and the executive has continued employment through March 30, 2020. The 2017 PSUs, in instances of retirement, involuntary termination not for cause, and voluntary termination with good reason, death and disability, payouts will be made at the end of the three-year performance period based on actual performance as certified by the Compensation Committee and pro-rated to reflect actual years completed by the executive. Following December 31, 2019, the Compensation Committee will determine how many of the 2017 PSUs were earned based on the compounded operating income growth metrics, as adjusted pursuant to the 2016 Plan for various contingencies, including acquisitions and dispositions throughout the performance period. Please see Exhibit 10.78 of the 10-K/A, for detail regarding an unaudited reconciliation from GAAP to non-GAAP amounts for the non-GAAP operating income metric.

If the Company’s TSR percentile rank for the three-year performance period is in the bottom quartile of the applicable PSU Performance Comparator Group noted above, the maximum number of 2017 PSUs that shall vest shall be one hundred percent (100%) of the Target PSUs.

Mr. Haugh ceased being an executive officer in June 2018 and forfeited the second and third tranches of PSUs (for a total of 130,030 PSUs) granted to him under the 2016 LTIP. The first tranche of 65,015 PSUs will remain eligible to “cliff” vest on March 30, 2020, in accordance with the foregoing.

2016 Retention PSUs

As previously announced, in 2016, the Company established a special one-time, performance-based retention plan (referred to herein as the “2016 retention plan”), consisting of cash and equity awards for employees, including all named executive officers other than Messrs. Haugh and Cuneo.

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Under the 2016 retention plan, our named executive officers received the following equity grants: Mr. Jones received 155,000 PSUs and Mr. Schaefer received 120,000 PSUs. Such PSUs “cliff” vest in three years based on total shareholder return (“TSR”) as measured against the applicable PSU Performance Comparator Group listed above. The vesting schedule is as follows:

TSR of less than 35%	0% vesting
TSR between 35% and 50%	25%-50% vesting (linear interpolation)
TSR between 50% and 75%	50%-100% vesting (linear interpolation)
TSR at 75% or above	100% vesting

There will be interpolation on a straight-line basis (i.e., linearly interpolated) between thirty-five percent (35%) and fifty percent (50%) and between fifty percent (50%) and seventy-five percent (75%) achievement. These awards are also subject to the “double-trigger” change of control provisions contained in the 2009 Plan.

For a summary of the cash awards made to named executive officers under the 2016 retention plan, please see “Summary Compensation Table” on page 29 .

2016 LTIP PSU and Mr. Haugh’s 2016 PSUs

Other than for Mr. Haugh, the 2016 LTIP PSUs “cliff” vest on March 30, 2019, assuming the compounded operating income growth metrics for the three-year performance period (January 1, 2016 through December 31, 2018), as adjusted pursuant to the 2016 Plan (as described under the 2017 AIP), are satisfied, and the executive has continued employment through March 30, 2019. Please see Exhibit 10.78 of the 10-K/A for detail regarding an unaudited reconciliation from GAAP to non-GAAP amounts for the non-GAAP operating income metric. The 2016 LTIP PSUs, in instances of retirement, involuntary termination not for cause, and voluntary termination with good reason, death and disability, payouts will be made at the end of the three-year performance period based on actual performance as certified by the Compensation Committee and pro-rated to reflect actual years completed by the executive. Following December 31, 2018, the Compensation Committee will determine how many of the 2016 LTIP PSUs were earned based on the compounded operating income growth metrics, as adjusted pursuant to the 2016 Plan for various contingencies, including acquisitions and dispositions throughout the performance period. If the Company’s TSR percentile rank for the three-year performance period is in the bottom quartile of the PSU Performance Comparator Group listed above, the maximum number of 2016 LTIP PSUs that shall vest shall be one hundred percent (100%) of the Target PSUs.

Mr. Haugh’s 2016 PSUs are governed by the terms of his former employment agreement, pursuant to which up to one-third of Mr. Haugh’s 2016 PSUs were or will be converted into time-based awards on each of December 31, 2016, 2017 and 2018, based on actual performance as of the date of conversion as certified by the Compensation Committee, and such time-based awards will vest on December 31, 2018, subject to Mr. Haugh’s employment until such date (other than if, prior to December 31, 2018, Mr. Haugh was terminated by us without cause or by him for good reason, in which case any time-based awards into which Mr. Haugh’s 2016 PSUs shall have converted will vest and be settled on December 31, 2018, subject to Mr. Haugh’s compliance with the applicable terms of his employment agreement). With respect to the tranche of Mr. Haugh’s 2016 PSUs that were available to convert into time-based awards on December 31, 2017, on March 29, 2018, 131,233 2016 PSUs were converted into time-based awards based on achievement of over 7.5% compounded operating income growth in accordance with the following Compounded Operating Income Growth %, as adjusted by the Compensation Committee in accordance with the 2016 Plan:

Compounded Operating Income Growth % (Aggregate in $)	Percentage of PSUs Earned
Up to 2.5% ($386.058 Million)	0
Above 2.5% ($386.058 Million) up to 4.0% ($394.609 Million)	An interpolated percentage above 0 and up to 50%
Above 4.0% ($394.609 Million) up to 5.0% ($400.356 Million)	An interpolated percentage above 50% and up to 100%
Above 5.0% ($400.356 Million) up to 6.0% ($406.141 Million)	An interpolated percentage between 100% and up to 150%
Above 6.0% ($406.141 Million) up to 7.5% ($414.888 Million)	An interpolated percentage between 150% and up to 200%
Above 7.5% ($414.888 Million)	200%

If the Company’s TSR percentile rank for any performance period was in the bottom quartile of the applicable PSU Performance Comparator Group listed above, the maximum number of Mr. Haugh’s 2016 PSUs that would have converted to RSUs with respect to such performance period shall be one hundred percent (100%) of the Target PSUs.

Mr. Haugh ceased being an executive officer in June 2018 and forfeited the final tranche of 65,617 PSUs granted to him under his former employment agreement.

2015 PSUs

As of December 31, 2017, the only tranche of PSUs issued prior to 2016 that were outstanding were the 2015 PSUs. Each tranche of 2015 PSUs had absolute performance metrics for EBITDA Growth, EPS Growth and Free Cash Flow, in differing percentages and different base years as described below. In addition, with respect to EBITDA Growth and EPS Growth, vesting could occur based on the Company’s relative achievement of such growth as compared to the applicable PSU Performance Comparator Group listed above.

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Absolute Metrics—General—2015 PSUs

The metric requirements for each vesting period were set at the date of grant and each year a certain portion of the 2015 PSUs are available to vest, based on the Company’s achievement of such metrics. The EBITDA and EPS requirements for each year were set based on the EBITDA and EPS reported by the Company with compounded annual growth from the year in which the PSUs were granted, with a target rate of ten percent (10%) compounded annual growth and threshold rate of five percent (5%) compounded annual growth. The Free Cash Flow metric was set at $125 million for each tranche of 2015 PSUs. Please see Exhibit 10.78 of the 10-K/A for detail regarding unaudited reconciliations from GAAP to non-GAAP amounts for these financial measures. During our stockholder outreach, we learned that some of our stockholders believed that the performance metrics of our historical PSUs were not difficult to achieve. We have noted below (see “Performance Metrics and Earned PSUs for 2015 PSUs”) where certain performance metrics were not met and such corresponding PSUs did not vest.

2015 PSUs vest 33 1/3% based on EBITDA Growth, 33 1/3% based on EPS Growth and 33 1/3% based on Free Cash Flow. With respect to unearned 2015 PSUs related to EBITDA Growth and EPS Growth, each are eligible for a “catch up,” as described below.

Relative Metrics—General—2015 PSUs

If the Absolute EBITDA Growth or Absolute EPS Growth metrics applicable to the 2015 PSUs are not fully met, additional vesting may be achieved if the Compensation Committee determines that the relative metrics would yield such vesting. The Relative EBITDA Growth and Relative EPS Growth performance metrics are determined by reference to what percentile the Actual EBITDA Growth and Actual EPS Growth achieved by the Company during the performance period places the Company as compared to the applicable PSU Performance Comparator Group listed above. The following vesting will occur based on relative metrics if higher than what would vest based on absolute metrics: If the Company places in the fiftieth (50th) percentile for a metric, fifty percent (50%) of the target PSUs eligible for vesting based on such metric will vest; if the Company places in the ninetieth (90th) percentile or higher for a metric, up to one hundred percent (100%) of the PSUs eligible for vesting based on such metric will vest; and if the Company places below the 50th percentile for a metric, none of the PSUs eligible for vesting based on such metric will vest. However, if there is no positive EBITDA Growth or EPS Growth on an actual basis during the period, no more than fifty percent (50%) vesting for the relevant metric will occur.

The 2015 PSUs contained a catch-up feature for the EBITDA Growth and EPS Growth metrics. The catch-up feature provides that if, in any year, Absolute Growth within either the EBITDA Growth or EPS Growth metric does not result in vesting, because (i) the Absolute Growth required for maximum vesting was not achieved, or (ii) vesting was achieved based on Relative Growth, then, in later years,

Absolute Growth will be measured cumulatively to include the Absolute Growth that did not result in vesting, in order to allow vesting of the earlier year’s unvested PSUs (i.e., those that did not vest based on Absolute Growth or Relative Growth) and then, if available, to those of a later year. If, in any year, Absolute Growth within a category exceeds the percentage required for maximum vesting in such category, the excess growth shall be carried back into earlier years (to allow vesting to the extent not previously achieved by virtue of Absolute Growth or Relative Growth) or forward into later years (so that cumulative Absolute Growth in the later year is measured from the point required to achieve maximum vesting in the earlier year). As noted above, this catch-up feature was eliminated in the 2016 and 2017 PSUs.

Performance Metrics and Earned PSUs for 2015 PSUs

2015 PSUs

Mr. Jones received 2015 PSUs that are available to vest as described in the section below entitled “2015 PSUs Awarded.” None of Messrs. Haugh, Cuneo or Schaefer received any grants of 2015 PSUs. The Absolute Growth metrics for the 2015 PSUs are $125 million Free Cash Flow, and, with respect to EBITDA and EPS, the Absolute Growth metrics for the year ended December 31, 2017 are set forth below.

2015 PSU Absolute Metrics

Performance Metric	Target	Threshold
Absolute EBITDA Growth	$280.939 million	$244.344 million
Absolute EPS Growth	$1.97	$1.71

The relative metrics applicable to the 2015 PSUs were calculated in the manner described above under “Relative Metrics—General—2015 PSUs”. For 2017, none of the 2015 PSUs vested with respect to either the Absolute or Relative EBITDA metrics, or the Absolute or Relative EPS metrics. As noted below, only those 2015 PSUs eligible to vest based on 2017 performance under the Free Cash Flow metric actually vested.

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2015 PSUs Awarded

Under the terms of his former employment agreement, Mr. Jones was awarded 34,217 2015 PSUs that are subject to performance vesting as described above under 2015 PSUs. As noted above, none of Messrs. Haugh, Cuneo or Schaefer received any grants of 2015 PSUs.

Mr. Jones’s 2015 PSUs vested as to (i) 6,842 2015 PSUs on December 31, 2015 and (ii) 4,562 2015 PSUs on December 31, 2016. For 2017, up to 13,687 2015 PSUs were available to vest and 4,562 2015 PSUs vested based on achievement of the Free Cash Flow performance metric set forth above.

Other Equity-based Compensation

Make-Whole Inducement Award—Mr. Haugh

Pursuant to the terms of his employment agreement, Mr. Haugh was granted 246,326 RSUs as part of a make-whole inducement award, which award had a total aggregate value of $3,800,000 on the date of grant and consisted of a $1,923,000 cash payment and RSUs with an aggregate fair market value of $1,877,000 on the date of grant (246,326 RSUs). Of these RSUs (i) 82,109 vested on February 22, 2017, (ii) 82,108 vested on February 22, 2018 and (iii) the remaining RSUs would vest as to 82,108 on February 22, 2019, assuming Mr. Haugh was still an employee of the Company on such date. As of June 15, 2018, Mr. Haugh is no longer employed by the Company, but the remaining tranche of 82,108 RSUs will vest on February 22, 2019, provided that he is in compliance with the terms of his former employment agreement as of such date.

Employment Inducement Award—Mr. Haugh

Pursuant to the terms of his employment agreement, Mr. Haugh was granted an employment inducement award of PSUs with a fair market value on February 23, 2016 of $1,500,000 (196,850 PSUs). These PSUs will “cliff” vest at the end of a three-year performance period ending on February 22, 2019, based on achievement of relative total shareholder return over the performance period. Generally, Mr. Haugh was required to have been employed during the entire performance period to receive these PSUs. As of June 15, 2018, Mr. Haugh is no longer employed by the Company, so he forfeited all 196,850 RSUs that would otherwise have vested on February 22, 2019.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines which are considered best practices and require our executives and directors to own shares of the Common Stock. Stock ownership guidelines have been set at the following levels:

Chief Executive Officer:	6X annual base salary
Other Named Executive Officers and All Direct Reports to the Chief Executive Officer:	3X annual base salary
Directors:	5X annual cash retainer

Unvested RSUs, net of taxes at a forty percent (40%) rate, count toward stock ownership targets. Unvested PSUs and unexercised stock options do not count towards stock ownership targets. Pledged shares do not count towards stock ownership guidelines.

There is no required timeframe in which executives and directors must attain the stock ownership targets. However, until the stock ownership target is achieved, a stock retention ratio applies as follows:

Chief Executive Officer:	100% of net profit shares
Other Named Executive Officers and All Direct Report to the Chief Executive Officer:	50% of net profit shares
Directors:	100% of net profit shares

For this purpose, “net profit shares” means shares received on vesting or earn out of restricted stock, RSUs and PSUs, net of shares used to pay withholding taxes and shares received on the exercise of stock options, net of shares tendered or withheld for payment of exercise price and withholding taxes.

In May 2018, Mr. Cuneo adopted a Rule 10b5-1 selling plan (the “selling plan”), pursuant to which, commencing in September 2018, Mr. Cuneo will sell a significant portion of his shares of the Company. Mr. Cuneo has determined to effectuate the selling plan for personal tax reasons and estate planning purposes, including to offset certain gains Mr. Cuneo had on unrelated personal investments in 2018. The Board was advised of and approved Mr. Cuneo’s intention to enter into the selling plan prior to its adoption.

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Tax Deductibility and Accounting Ramifications

The Compensation Committee generally takes into account the various tax and accounting ramifications of compensation awarded to our executives. When determining amounts of equity-based grants to executives, the Compensation Committee also considers the accounting expense associated with the grants.

For 2017 and prior years, Section 162(m) of the Code generally disallowed a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to a company’s Chief Executive Officer or to any of the company’s other three most highly compensated executive officers (other than the Chief Financial Officer). The statute generally exempted qualifying performance-based compensation from the deduction limit if certain conditions were met. The Tax Cuts and Jobs Act, enacted on December 22, 2017, eliminated the “performance-based” compensation exemption under Section 162(m) and revised the definition of “covered employee.” Therefore, for 2018 and subsequent years, compensation paid to our Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million, regardless of whether such compensation would have qualified for the “performance-based” compensation exemption under prior law. In addition, any individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee thereafter will remain subject to the $1 million tax deductibility limit regardless of loss of status as a named executive officer or termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. The Compensation Committee will consider the potential applicability of such transition relief with respect to the Company’s executive compensation program, as additional guidance may be issued by the Internal Revenue Service (the “IRS”) in the future, to determine whether satisfying such transition relief is consistent with the goals of the Company’s executive compensation program. However, the Compensation Committee may exercise its discretion to award or pay compensation that may not qualify for any transition relief under the Tax Cuts and Jobs Act when it considers it appropriate to do so.

We review the tax impact of our executive compensation on the Company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation might not, on some occasions, be deductible by the Company under Section 162(m) of the Code.

Compensation Policies and Practices as Related to Risk Management

The Compensation Committee is responsible for assessing the risks associated with the Company’s compensation practices, policies and programs. This assessment is performed to determine if such risks arising from such practices are appropriate or if they are reasonably likely to have a material adverse effect on the Company. The Compensation Committee performed this assessment and believes that, for 2017, the compensation policies did not incentivize our employees to take unnecessary risks.

Clawback

Per the terms of its clawback policy and in connection with the Company’s recent financial restatements, in 2016 we recouped, or “clawed back,” certain performance-based compensation previously paid in respect of restated periods to our former Chief Executive Officer and Chief Strategy Officer. The aggregate amount of recouped compensation was $2,175,000 in cash and 594,877 shares of our Common Stock.

Adoption of Anti-Pledging Policy

The Board of Directors has adopted an anti-pledging policy that prohibits any additional pledges of Company securities by named executive officers or directors of the Company following the adoption of such policy in 2015.

We recognized that as of October 20, 2015 (the date of adoption of the anti-pledging policy), 300,668 shares held by directors and executive officers were subject to outstanding pledges. As of April 30, 2017, the number of shares subject to outstanding pledges has declined to zero. No future pledges are permitted.

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Summary

We believe that the Compensation Committee has made marked progress on restructuring our executive compensation policies to ensure that they are competitive, consistent with market practices and accurately carry out the goals of our overall compensation philosophy. The Compensation Committee’s continued commitment to reviewing our governance and compensation practices and making such additional changes as are necessary will help us to ensure that our compensation program continues to be competitively designed and optimizes talent recruitment and retention, which are critical to our business and incentivize our executives to achieve key operational and strategic priorities that support our short- and long-term strategic objectives and create long-term stockholder value. Additionally, we will continue to ensure that our compensation program is flexible so that we can be responsive to feedback from our investors.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis for 2017 appearing in this Proxy Statement. Based on such reviews and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Mark Friedman, Chairperson

Sue Gove

Sanjay Khosla

Kenny Slutsky

Compensation Committee Interlocks and Insider Participation

Other than as set forth in the immediately following sentence, none of the directors on our Compensation Committee currently is or was formerly an officer or employee of the Company or had any relationship or related party transaction requiring disclosure under the rules of the SEC. As noted in the Form 10-K, in 2016, 2015 and 2014, the Company incurred $100,000 per year (pro-rated for 2016 based on date of termination of such consulting arrangement) in consulting fees in connection with a consulting arrangement with Mark Friedman, our Compensation Committee Chairperson, relating to the provision by Mr. Friedman of investor relations services. Such consulting arrangement was terminated on May 3, 2016. During 2017, none of our executive officers served on the board of directors or the compensation (or equivalent) committee of any other entity that has officers that serve on our Board or on our Compensation Committee. In addition, none of the members of our Compensation Committee were formerly, or during 2017, employed by us in the capacity as an officer or otherwise.

The members of our Compensation Committee currently are Messrs. Friedman, Khosla and Slutsky and Ms. Gove, each of whom is an independent director as such within the meaning of director independence standards applicable to members of such committees pursuant to the applicable NASDAQ and SEC rules. Mr. Friedman currently serves as its Chairperson.

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SUMMARY COMPENSATION TABLE

The following table includes information for 2017, 2016 and 2015 with respect to our named executive officers.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)		Total ($)(f)
John N. Haugh(1) Former President and Chief Executive Officer	2017	$1,000,000	—	$2,200,000	$826,688	$	$32,303	$4,058,991
	2016	$854,167	$1,923,000	$5,008,888	$1,000,000	$	$274,055	$9,060,110
	2015	—	—	—	—		—	—
F. Peter Cuneo(2) Executive Chairman and Interim Chief Executive Officer; Former Chairman and Former Interim Chief Executive Officer	2017	$—	$—	$—	$—	$	$—	$—
	2016	$944,375	$—	$421,200	$—	$	$—	$1,365,575
	2015	$1,354,375	$—	$1,176,000	$—	$	$—	$2,530,375

David K. Jones(3) Executive Vice President and Chief Financial Officer	2017	$620,000	$—	$600,000	$333,156	$	$22,253	$1,575,409
	2016	$617,750	$425,000	$1,464,750	$523,125	$	$18,000	$3,048,625
	2015	$280,966	$150,000	$1,766,966	$—	$	$9,000	$2,206,932

Jason Schaefer Executive Vice President and General Counsel	2017	500,000	$—	500,000	$448,850	$	$18,540	$1,467,390
	2016	497,000	200,000	1,160,001	$484,375	$	$18,000	$2,359,376
	2015	433,333	275,000	—	$—	$	$18,000	$726,333

(a)	Mr. Haugh ceased to be an executive officer of the Company on June 15, 2018. Salary includes, as applicable, base salary and pro-rated salaries for changes made to base salary during the year, as defined in the employment agreements or Executive Severance Plan participation agreements, as applicable.
(b)	Bonuses are fixed incentive and/or percentage incentive, as provided for, in the case of Messrs. Jones and Schaefer, in the applicable Executive Severance Plan participation agreements or, in the case of Mr. Haugh, in his former employment agreement. No annual cash bonus awards were made by the Company in respect of 2015. Cash bonus awards paid in 2015 were in respect of 2014 performance. The Company provided a retention bonus in respect of 2016, which was paid in four quarterly installments in 2016, provided each recipient was employed by the Company on the respective payment date. While Mr. Haugh did not participate in the 2016 retention program, pursuant to his former employment agreement, in 2016 he received the Make-Whole Inducement Award, which included cash in an amount equal to $1,923,000.
(c)	The amounts shown in this column represent the aggregate grant date fair value in 2017, 2016 and 2015 with respect to PSUs and RSUs, assuming target performance was achieved. In respect of 2016 and 2017, assuming maximum performance had been achieved, aggregate grant date fair value would be double the amounts shown under this column. See Note 6 to Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for a discussion for the relevant assumptions used in calculating grant date fair value. Mr. Haugh’s 2016 stock awards included a make-whole RSU award with a grants date fair value of $1,877,000 and PSU employment inducement award with a grant date fair value of $1,131,888. Mr. Cuneo received an equity grant valued at $120,000 in respect of annual director compensation in January 2017 prior to serving as our Executive Chairman in December 2017, which is reported in the Director Compensation Table. Mr. Cuneo will not be compensated in his role as a director during his service as Executive Chairman or Interim Chief Executive Officer.
(d)	Non-equity incentive plan compensation represents the dollar value of all amounts earned during the applicable fiscal year pursuant to non-equity incentive plans. Beginning in 2016, following its previously disclosed commitment to do so, the Compensation Committee suspended the practice of granting bonuses on a solely discretionary basis and granted performance-based cash bonus awards. In respect of non-equity incentive compensation paid for 2017, the Compensation Committee reduced by 25% the amounts otherwise payable to Mr. Haugh and Mr. Jones, respectively, pursuant to the Compensation Committee’s discretionary right to adjust annual bonuses prior to approval thereof under the AIP.
(e)	All other compensation represents relocation expenses and insurance costs for Mr. Haugh and a car allowance and insurance costs for each of Mr. Jones and Mr. Schaefer. Mr. Cuneo received cash compensation in an amount equal to $80,000 in respect of annual director fees prior to serving as our Executive Chairman in December 2017, which is reported in the Director Compensation Table. Mr. Cuneo will not be compensated in his role as a director during his service as Executive Chairman or Interim Chief Executive Officer.
(f)	Total compensation represents all compensation from us earned by the named executive officer for the year.
(1)	Mr. Haugh was appointed to our Board and became our President on February 23, 2016, and also became our Chief Executive Officer on April 1, 2016. As of June 15, 2018, Mr. Haugh was no longer employed by the Company or a member of our Board of Directors.
(2)	Mr. Cuneo served as our Chairman of the Board and Interim Chief Executive Officer from August 2015 until April 2016. Mr. Cuneo served as Executive Chairman of the Board from April 2016 to December 2016. Mr. Cuneo commenced again his service as our Executive Chairman of the Board on December 18, 2017. Mr. Cuneo did not earn any compensation in 2017 for his service as Executive Chairman of the Board, and therefore, all of his 2017 compensation is reported in the Director Compensation Table. On June 15, 2018, Mr. Cuneo was appointed to serve as the Interim Chief Executive Officer of the Company.
(3)	Mr. Jones joined the Company in July 2015.

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GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Closing Price of Common Stock Units on Date of	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Grant	Awards
Name	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	($)	($)
John N. Haugh(1)	3/7/2017	—	$1,000,000	$2,000,000	—	195,045	390,090	97,508	$7.52	$2,200,000
F. Peter Cuneo(2)	—	—	—	—	—	—	—	—	$—	$—
David K. Jones	3/7/2017	—	$403,000	$806,000	—	53,194	106,388	26,593	$7.52	$600,000
Jason Schaefer	3/7/2017	—	$325,000	$650,000	—	44,328	88,656	22,161	$7.52	$500,000
(1)	Grants were made pursuant to the 2016 Plan and were approved by the Compensation Committee on the grant date.
(2)	Mr. Cuneo received an equity grant valued at $120,000 in respect of annual director compensation in January 2017 prior to serving as our Executive Chairman in December 2017, which is reported in the Director Compensation Table. Mr. Cuneo will not be compensated in his role as a director during his service as Executive Chairman or Interim Chief Executive Officer.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreements and Executive Severance Plan Participation Agreements

The Compensation Committee determines the compensation for each of the named executive officers. As discussed above, in 2016, the Compensation Committee adopted the Executive Severance Plan, pursuant to which employees that report to the Chief Executive Officer and hold the title of executive vice president or the equivalent, are eligible to receive certain severance benefits provided they execute a participation agreement in the form contemplated by the Executive Severance Plan. All eligible participants, including Messrs. Jones and Schaefer, entered into participation agreements as of January 2017. These participation agreements supersede and replace the former employment agreements of the applicable named executive officers. The Executive Severance Plan was not applicable to Mr. Haugh, whose former employment agreement remained in effect, and Mr. Cuneo, who entered into the 2017 Cuneo Employment Agreement in connection with his service as Executive Chairman. The 2017 Cuneo Employment Agreement was terminated (with no further liability to the Company thereunder) and replaced with the 2018 Cuneo Employment Agreement in connection with Mr. Cuneo’s appointment to serve as Interim Chief Executive Officer in June 2018 (as further described below). The summaries below relate to, as applicable, employment agreements and Executive Severance Plan participation agreements of our named executive officers.

Adoption of Executive Severance Plan

On December 30, 2016, the Compensation Committee adopted an Executive Severance Plan pursuant to which eligible employees of the Company may receive certain severance benefits in the event of a “Qualifying Termination”. The Executive Severance Plan has been adopted to replace individual employment agreements for our executives (other than our Chief Executive Officer and Mr. Cuneo). We believe this puts all of our executives on equal footing and incentivizes them all to work towards our established goals. The following is a summary of the material terms of the Executive Severance Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan, a copy of which is attached as Exhibit 10.65 to our Form 10-K for the year ended December 31, 2016.

Under the terms of the Executive Severance Plan, eligible employees are those who hold the title of Executive Vice-President or an equivalent officer title, report directly to our Chief Executive Officer, and execute a participation agreement in the form contemplated by the Executive Severance Plan. For purposes of the Executive Severance Plan, a Qualifying Termination generally means: (i) an involuntary termination by the Company of a participant’s employment without cause; or (ii) a participant’s resignation from employment with the Company for good reason. A Qualifying Termination does not include a termination of a participant’s employment which is (A) for cause, (B) as a result of a participant’s death or disability, or (C) as a result of a participant’s resignation other than for good reason.

Severance benefits include: (i) accrued obligations (if any) that remain unpaid as of the termination date, including earned but unpaid annual cash bonus (if any) for the immediately preceding fiscal year; (ii) in the case of a participant who has a Qualifying Termination, continuation of annual base salary for eighteen (18) months, paid in normal payroll installments, or in the case of a participant who has a Qualifying Termination during a “Change in Control Protection Period,” as defined in the Executive Severance Plan, an amount equal to two times the sum of the participant’s annual base salary and target annual bonus, paid in a lump sum; (iii) prorated annual cash bonus for the year of termination based on actual performance; and (iv) if a participant elects COBRA health benefit continuation coverage, payment as additional taxable severance of an amount equal to the dollar amount of premium cost for similarly situated active executives (payment ceases once participant ceases to be eligible for COBRA coverage or becomes eligible for coverage from a new employer). The Change in Control Protection Period refers to the period commencing on the date a Change in Control, as defined in the Executive Severance Plan, is consummated and ending twenty-four (24) months following the date of such consummation.

As a condition of receiving any severance benefits under the Executive Severance Plan, a participant is required to execute and not revoke a release agreement and comply with the non-competition and other restrictive covenants set forth in the Executive Severance Plan. In the event a participant has a Qualifying Termination during a Change in Control Protection Period, the participant will not be subject to the non-competition restriction after the date of the Qualifying Termination, but will remain subject to all other restrictive covenants.

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F. Peter Cuneo

2017 Employment Agreement

On December 17, 2017, Mr. Cuneo was appointed to serve as Executive Chairman, to focus on and evaluate strategic opportunities, oversee the financial and legal functions and work toward stabilizing the Company’s balance sheet, and in connection with such service entered into the 2017 Cuneo Employment Agreement. Pursuant to the terms of the 2017 Cuneo Employment Agreement, commencing on January 1, 2018, Mr. Cuneo was entitled to receive a yearly salary equal to $490,000, $80,000 of which was paid on January 1, 2018, and the remainder of such salary (in an amount equal to $410,000 ($34,167 per month)), was to be paid to Mr. Cuneo in accordance with the Company’s payroll practices and policies then in effect and prorated for any partial period. The Company or Mr. Cuneo was entitled to terminate his employment as Executive Chairman for any reason or for no reason, provided that Mr. Cuneo provided 30 days notice prior to any such termination. On June 15, 2018, the 2017 Cuneo Employment Agreement was terminated (with no further liability to the Company thereunder), and replaced with the 2018 Cuneo Employment Agreement in connection with Mr. Cuneo’s appointment to serve as Interim Chief Executive Officer.

2018 Employment Agreement

As noted above, on June 15, 2018, the Board appointed Mr. Cuneo to serve as Interim Chief Executive Officer of the Company. Mr. Cuneo remained the Executive Chairman of the Company’s Board of Directors. In connection with his appointment as Interim Chief Executive Officer, on June 15, 2018, the Company and Mr. Cuneo entered into the 2018 Cuneo Employment Agreement.

Pursuant to the terms of the 2018 Cuneo Employment Agreement, Mr. Cuneo will receive a monthly salary of $83,333 for the period beginning on June 15, 2018 and ending three months thereafter on September 15, 2018, referred to as the term. In the event that the Company hires a permanent Chief Executive Officer prior to the expiration of the term, or Mr. Cuneo otherwise is terminated by the Company without cause or resigns for good reason, in either case, prior to the expiration of the term, then Mr. Cuneo will continue to receive a monthly salary of $83,333 for the remainder of the term as if he remained employed as the Company’s Interim Chief Executive Officer. If Mr. Cuneo resigns as Interim Chief Executive Officer without good reason prior to the expiration of the term or is terminated for cause by the Company, no further salary shall be payable following such resignation or termination. Mr. Cuneo received an award of 50,000 fully vested restricted shares of Common Stock on June 18, 2018, as consideration for his service as our Interim Chief Executive Officer.

The 2018 Cuneo Employment Agreement also contains confidentiality provisions for an indefinite period.

David K. Jones

2017 Executive Severance Plan Participation Agreement

On January 24, 2017, Mr. Jones entered into a participation agreement to the Executive Severance Plan, which was effective as of January 15, 2017 and supersedes and replaces his former employment agreement (except as noted herein). Pursuant to the terms of the participation agreement, Mr. Jones is subject to the terms of the Executive Severance Plan generally applicable to all participants. The participation agreement provides for Mr. Jones to be employed as our Executive Vice President and Chief Financial Officer. In addition, the participation agreement entitles him to an annual base salary of $620,000 (subject to annual performance review), a target annual cash bonus opportunity equal to 65% of his annual base salary (which actual cash bonus payment may be above or below such target based on actual performance as determined by the Compensation Committee), a guaranteed minimum cash bonus of $250,000 for the 2017 calendar year (consistent with the terms of his former employment agreement) and certain automobile benefits. Mr. Jones’s participation agreement also provides that the terms governing the RSUs and PSUs granted to Mr. Jones in connection with his former employment agreement, shall remain in force until such grants vest or are otherwise forfeited, and that any “change in control” which relates to such RSUs and PSUs shall refer to the definition of “change in control” provided in his former employment agreement.

Jason Schaefer

2017 Executive Severance Plan Participation Agreement

On December 30, 2016, Mr. Schaefer entered into a participation agreement to the Executive Severance Plan, which was effective as of January 1, 2017 and supersedes and replaces his former employment agreement. Pursuant to the terms of the participation agreement, Mr. Schaefer is subject to the terms of the Executive Severance Plan generally applicable to all participants, as described above. The participation agreement provides for Mr. Schaefer to be employed as our Executive Vice President and General Counsel. In addition, the participation agreement entitles him to an annual base salary of $500,000 (subject to annual performance review), a target annual cash bonus opportunity equal to sixty-five percent (65%) of his annual base salary (which actual cash bonus payment may be above or below such target based on actual performance as determined by the Compensation Committee), and certain automobile benefits.

John N. Haugh

2016 Employment Agreement

On February 18, 2016, we entered into an employment agreement with Mr. John N. Haugh that provided for the employment of Mr. Haugh as our President as of February 23, 2016 (the “Commencement Date”) and as our President and Chief Executive Officer commencing April 1, 2016 and continuing until February 23, 2019 (the “Term”).

Pursuant to the employment agreement, Mr. Haugh was entitled to an annual base salary of not less than $1,000,000.

Under the employment agreement, Mr. Haugh was entitled to participate in our executive bonus program and was eligible to receive annual target bonuses of up to 100% of his base salary, with increases of up to a maximum of 200% of his base salary. Mr. Haugh was also entitled to various benefits, including benefits available to our other senior executives and certain expenses for his relocation to the New York metropolitan area, up to a maximum of $300,000.

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Pursuant to the employment agreement, Mr. Haugh was granted a one-time award of PSUs equal to a number of shares of Common Stock with a fair market value on the date of the grant of $1,500,000 (196,850 PSUs), which were scheduled to “cliff” vest on December 31, 2018, based on performance criteria consistent with those contained in agreements relating to annual performance-based awards issued to our other executives in 2016. Mr. Haugh also was granted RSUs of an aggregate fair market value of $500,000 as of the date of grant (62,112 RSUs), which vest in three equal annual installments, two of which vested on February 22, 2017 and 2018, and the remaining one of which would have vested on February 22, 2019 had Mr. Haugh remained employed with us on such date.

In addition, pursuant to the employment agreement, Mr. Haugh was granted a make-whole inducement award (the “Make-Whole Inducement Award”) with an aggregate value of $3,800,000, payable (i) $1,923,000 in cash, as soon as practicable after the Commencement Date, subject to Mr. Haugh having been required to return such payment to us upon termination of his employment without “good reason” during the first 12 months after the Commencement Date, under certain circumstances, and (ii) by the grant, on the Commencement Date, of time-vested restricted common stock units (“Make-Whole RSUs”) with an aggregate fair market value of $1,877,000 as of the date of grant (246,325 Make-Whole RSUs). The Make-Whole RSUs vest in three equal annual installments, one of which vested on February 22, 2017, one of which vested on February 22, 2018. The final tranche of Make-Whole RSUs would have vested on February 22, 2019 had Mr. Haugh remained employed with us on such date.

In addition, pursuant to the employment agreement, Mr. Haugh was granted PSUs equal to a number of shares of Common Stock with a fair market value on the Commencement Date of $1,500,000 (the “Employment Inducement PSUs”) (196,850 Employment Inducement PSUs) which would have been eligible to “cliff” vest at the end of a three year performance period ending on February 22, 2019 (the “Performance Period”) based on achievement of relative total shareholder return over the Performance Period measured against the comparator group selected by the Compensation Committee had Mr. Haugh remained employed with us during the entire Performance Period.

Mr. Haugh’s employment agreement also entitled him to receive certain compensation and benefits upon his termination of employment with us. The severance benefits he received or became entitled to receive as the result of his departure from the Company are described below under “Potential Payments Upon Termination or Change in Control—Payments upon Mr. Haugh’s Departure” on page 40 .

The employment agreement with Mr. Haugh also contained confidentiality, non-disparagement and cooperation provisions for an indefinite period, and non-competition and non-solicitation provisions during employment and for twenty-four (24) months thereafter.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity-based awards at December 31, 2017 for our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John N. Haugh	—	—	—	196,850	253,937
	—	—	—	65,616	84,645
	—	—	—	195,045	251,608
	82,108	2/22/2018	105,919	—	—
	82,109	2/22/2019	105,921	—	—
	20,704	2/22/2018	26,708	—	—
	20,704	2/22/2019	26,708	—	—
	49,824	12/31/2018	64,273	—	—
	32,503	3/30/2018	41,929	—	—
	32,503	3/30/2019	41,929	—	—
	32,503	3/30/2020	41,929	—	—
	131,233	12/31/2018	169,291	—	—
F. Peter Cuneo	—	—	—	—	—
David K. Jones	—	—	—	155,000	199,950
	—	—	—	67,083	86,537
	—	—	—	53,194	68,620
	11,014	3/30/2018	14,208	—	—
	11,014	3/30/2019	14,208	—	—
	8,865	3/30/2018	11,436	—	—
	8,864	3/30/2019	11,435	—	—
	8,864	3/30/2020	11,435	—	—
Jason Schaefer	—	—	—	120,000	154,800
	—	—	—	54,099	69,788
	—	—	—	44,328	57,183
	8,882	3/30/2018	11,458	—	—
	8,882	3/30/2019	11,458	—	—
	7,387	3/30/2018	9,529	—	—
	7,387	3/30/2019	9,529	—	—
	7,387	3/30/2020	9,529	—	—

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Grant dates and vesting dates for all outstanding equity awards at December 31, 2017 are as follows:

Name	Number of Securities Underlying Unvested Restricted Stock(1) (#)		Grant Date	Vesting Date
John N. Haugh	82,108		2/23/2016	2/22/2018
	82,108	(2)	2/23/2016	2/22/2019
	20,704		3/31/2016	2/22/2018
	20,704	(3)	3/31/2016	2/22/2019
	196,850	(4)	2/23/2016	2/22/2019
	196,849	(5)	2/23/2016	12/31/2018
	49,824	(6)	2/22/2017	12/31/2018
	32,503		3/7/2017	3/30/2018
	32,503	(4)	3/7/2017	3/30/2019
	32,503	(4)	3/7/2017	3/30/2020
	195,045	(7)	3/7/2017	3/30/2020
F. Peter Cuneo	—		—	—
David K. Jones	155,000		1/7/2016	12/31/2018
	67,083		3/31/2016	3/30/2019
	11,014		3/31/2016	3/30/2018
	11,014		3/31/2016	3/30/2019
	53,194		3/7/2017	3/30/2020
	8,865		3/7/2017	3/30/2018
	8.864		3/7/2017	3/30/2019
	8,864		3/7/2017	3/30/2020
Jason Schaefer	120,000		1/7/2016	12/31/2018
	54,099		3/31/2016	3/30/2019
	8,882		3/31/2016	3/30/2018
	8,882		3/31/2016	3/30/2019
	44,328		3/7/2017	3/30/2020
	7,387		3/7/2017	3/30/2018
	7,387		3/7/2017	3/30/2019
	7,387		3/7/2017	3/30/2020
(1)	Includes both RSUs and PSUs.
(2)	Such RSUs vest on February 22, 2019, subject to Mr. Haugh’s compliance with the applicable terms of his former employment agreement.
(3)	Of such RSUs, 6,410 will vest on February 22, 2019, subject to Mr. Haugh’s compliance with the applicable terms of his former employment agreement. The remaining RSUs were forfeited upon Mr. Haugh’s departure from the Company as of June 15, 2018.
(4)	All such RSUs were forfeited upon Mr. Haugh’s departure from the Company as of June 15, 2018, in accordance with the terms of the grant agreement.
(5)	On March 29, 2018, 131,233 of such PSUs were converted to RSUs. Such RSUs vest on December 31, 2018, subject to Mr. Haugh’s compliance with the applicable terms of his former employment agreement.
(6)	Reflects RSUs that were converted from PSUs pursuant to the terms of the underlying grant agreement. Such RSUs vest on December 31, 2018, subject to Mr. Haugh’s compliance with the applicable terms of his former employment agreement.
(7)	Of such RSUs, 130,030 RSUs were forfeited upon Mr. Haugh’s departure from the Company as of June 15, 2018.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding vesting of restricted stock held by our named executive officers during the year ended December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John N. Haugh(1)	82,109	$753,761
	20,704	$190,063
F. Peter Cuneo(2)	—	$—
David K. Jones(3)	13,687	$17,656
	11,013	$82,818
Jason Schaefer(4)	8,882	$66,793
(1)	Represents 82,109 shares of Common Stock underlying Make-Whole RSUs that vested on February 22, 2017 and 20,704 shares of Common Stock underlying 2016 RSUs that vested on February 22, 2017.
(2)	Mr. Cuneo received an equity grant of 12,097 shares of restricted stock in respect of annual director compensation in January 2017 prior to serving as our Executive Chairman in December 2017, which vested in July 2017 and is reported in the Director Compensation Table. Mr. Cuneo will not be compensated in his role as a director during his service as Executive Chairman or Interim Chief Executive Officer.
(3)	Represents 13,687 shares of Common Stock underlying 2015 RSUs that vested on December 31, 2017 and 11,013 shares of Common Stock underlying 2016 RSUs that vested on March 30, 2017.
(4)	Represents 8,882 shares of Common Stock underlying 2016 RSUs that vested on March 30, 2017.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table”, we had previously entered into employment agreements with each named executive officer. As described above, as of January 2017, each of these employment agreements, other than our employment agreement with Mr. Haugh (which continued to be in effect until his departure on June 15, 2018) and the 2017 Cuneo Employment Agreement (which was terminated and replaced by the 2018 Cuneo Employment Agreement), has been superseded and replaced by the Executive Severance Plan and related participation agreements thereto, which were entered into by our named executives, other than Mr. Haugh and Mr. Cuneo. Mr. Haugh’s employment agreement and Messrs. Jones and Schaefer’s respective participation agreements to the Executive Severance Plan provide for certain payments and other benefits if a named executive officer’s employment with us is terminated under circumstances specified in his or her respective agreement, including in connection with a “change in control” of the Company. The 2017 Cuneo Employment Agreement with us did not provide any severance benefits, but the 2018 Cuneo Employment Agreement provides certain severance benefits, as described above. A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination.

The receipt of the payments and benefits to the named executive officers under their employment agreements or participation agreements pursuant to the Executive Severance Plan are generally conditioned upon their complying with customary non-solicitation, non-competition, confidentiality, non-interference or non-disparagement provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described herein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies. Except as provided in the footnotes below, the following table provides the respective term of each covenant following the termination of employment as it relates to each named executive officer:

Covenant	John N. Haugh	F. Peter Cuneo	David K. Jones	Jason Schaefer
Confidentiality	Infinite duration	Infinite duration	Infinite duration	Infinite duration
Non-solicitation	Expires on June 15, 2020(1)	None	18 months(2)	18 months(2)
Non-competition	Expires on June 15, 2020(1)	None	18 months(2)	18 months(2)
Non-interference	Expires on June 15, 2020(1)	None	18 months(2)	18 months(2)
Non-disparagement	Infinite duration	None	Infinite duration	Infinite duration
(1)	Covenant runs from February 18, 2016 (the date of Mr. Haugh’s former employment agreement with the Company) until twenty-four (24) months after the date of Mr. Haugh’s termination.
(2)	Covenant runs for eighteen (18) months after the date of termination for any reason; provided that the non-competition restriction ends on the date of a termination by the Company without “cause” or the named executive officer for “good reason,” in either case, during the twenty-four (24) months following a “change in control” (as such terms are defined in the Executive Severance Plan).

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Termination Payments (without a change in control)

The table below includes a description and the amount of estimated payments and benefits, if any, that would be provided by us (or our successor) to each of the named executive officers under their respective employment agreement or Executive Severance Plan participation agreements, as applicable and as in effect as of December 31, 2017, assuming that a termination circumstance occurred as of December 31, 2017 and a “change in control” had not occurred:

Type of Payment (1)	Termination Event	John N. Haugh		F. Peter Cuneo	David K. Jones		Jason Schaefer
Severance Payments	Termination without Cause or by executive for Good Reason	$2,000,000	(2)	None	$930,000	(7)	750,000	(7)
Pro rata portion of current year bonuses	Death, disability, termination without Cause, or termination by executive for Good Reason	$826,688	(3)	None	$333,156	(3)	$448,850	(3)
Continued coverage under medical, dental, hospitalization	Disability, termination without Cause, or termination by executive for Good Reason	$23,595	(4)	None	$42,691	(4)	$42,691	(4)
Equity Acceleration	Death or Disability	$531,342	(5)	None	$143,285	(8)	$117,089	(10)
	Termination without Cause, or termination by executive for Good Reason	$551,529	(6)	None	$80,564	(9)	$65,586	(11)
Total Termination Benefits	Death or Disability	$1,381,625		None	$517,132		$608,630
	Termination without Cause, or termination by executive for Good Reason	$3,401,812		None	$1,384,411		$1,307,127
(1)	Each named executive officer would also be entitled to receive the following upon a cessation of employment: (a) earned but unpaid base salary, (b) unreimbursed business expenses, (c) accrued but unused vacation time and, (d) except for Mr. Cuneo, other than in the event of a termination by us for cause or a resignation by the executive without good reason, earned but unpaid bonuses for any year that precedes the year of termination. However, it is assumed for purposes of this table that each of the named executive officers has received all such amounts (or, in the case of vacation, has used all available time) as of December 31, 2017.
(2)	Amount is equal to two (2) times Mr. Haugh’s annual rate of base salary and would have been payable in twenty-four (24) installments.
(3)	Amount is equal to the executive’s annual bonus for 2017. Because the executive was employed for the whole year, his pro-rata portion of the bonus is one hundred percent (100%). The executive would have otherwise been required to remain employed through the bonus payment date in order to receive such amount.
(4)	Amount is equal to eighteen (18) months of COBRA premiums.
(5)	This amount represents the value of 411,893 RSUs and PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 65,015 represents a pro-rata portion (i.e., one-third) of the 2017 LTIP PSUs that Mr. Haugh would have remained eligible to earn in the event of a termination due to death or disability that occurred prior to the end of the three-year performance period from January 1, 2017 through December 31, 2019, assuming that target PSUs (i.e., 195,045) would have been earned with respect to such performance period; 43,744 represents a pro-rata portion (i.e., two-thirds) of the 2016 LTIP PSUs that Mr. Haugh would have remained eligible to earn in the event of a termination due to death or disability that occurred prior to the end of the three-year performance period from January 1, 2016 through December 31, 2018, assuming that target PSUs (i.e., 196,850) would have been earned with respect to such performance period; 164,217 represents the unvested Make-Whole RSUs as of December 31, 2017 that would have become vested upon a termination due to death or disability on such date; 41,408 represents the unvested 2016 LTIP RSUs as of December 31, 2017 that would have become vested upon a termination due to death or disability on such date; and 97,509 represents the unvested 2017 LTIP RSUs as of December 31, 2017 that would have become vested upon a termination due to death or disability on such date.
(6)	This amount represents the value of 427,542 RSUs and PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 65,015 represents a pro-rata portion (i.e., one-third) of the 2017 LTIP PSUs that Mr. Haugh would have remained eligible to earn in the event of a termination without cause or for good reason that occurred prior to the end of the three-year performance period from January 1, 2017 through December 31, 2019, assuming that target PSUs (i.e., 195,045) would have been earned with respect to such performance period; 181,057 represents the 2016 LTIP PSUs that have been or would have been converted to time-based RSUs as of December 31, 2017 based on actual performance, with such time-based RSUs to be settled on December 31, 2018, provided that Mr. Haugh was continuously in compliance with the restrictive covenants contained in section 6 of his former employment agreement; 164,217 represents the Make-Whole RSUs with respect to which the underlying shares of our Common Stock would have been delivered on the original vesting dates (i.e., February 22, 2018 and February 22, 2019), provided Mr. Haugh had continuously complied with the restrictive covenants contained in section 6 of his former employment agreement; and 17,253 represents a pro-rata portion of the 2016 LTIP RSUs that were scheduled to vest on February 22, 2018 (i.e., 20,704 RSUs) but would become vested upon a termination without cause or resignation for good reason, prorated based on the percentage of service performed during the applicable annual vesting period, with such prorated RSUs to be settled on February 22, 2018, provided that Mr. Haugh had continuously complied with the restrictive covenants contained in section 6 of his employment agreement.
(7)	Amount is equal to eighteen (18) months of the executive’s annual base salary, payable in normal payroll installments over 18 months.
(8)	This amount represents the value of 111,074 RSUs and PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 17,731 represents 2017 LTIP PSUs, 44,722 represents 2016 LTIP PSUs, 22,028 represents 2016 LTIP RSUs, and 26,593 represents 2017 LTIP RSUs. With respect to the 2017 LTIP PSUs and the 2016 LTIP PSUs, a pro-rata portion of such PSUs would vest upon the death or disability of Mr. Jones provided the applicable performance metrics are attained with respect to the applicable three-year performance period, prorated based on the percentage of service performed during such performance period. Therefore, assuming that target PSUs will be earned, one-third of the 53,194 2017 LTIP PSUs and two-thirds of the 67,083 2016 LTIP PSUs were included. All of the 2016 LTIP RSUs and 2017 LTIP RSUs that are unvested as of December 31, 2017 would become vested upon a termination due to death or disability, as provided in the applicable equity incentive plan.

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(9)	This amount represents the value of 62,453 PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 17,731 represents 2017 LTIP PSUs and 44,722 represents 2016 LTIP PSUs. With respect to the 2017 LTIP PSUs and the 2016 LTIP PSUs, a pro-rata portion of such PSUs would vest upon the termination without cause or resignation for good reason of Mr. Jones provided the applicable performance metrics are attained with respect to the applicable three-year performance period, prorated based on the percentage of service performed during such performance period. Therefore, assuming that target PSUs will be earned, one-third of the 53,194 2017 LTIP PSUs and two-thirds of the 67,083 2016 LTIP PSUs were included.
(10)	This amount represents the value of 90,767 PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 14,776 represents 2017 LTIP PSUs, 36,066 represents 2016 LTIP PSUs, 17,764 represents 2016 LTIP RSUs, and 22,161 represents 2017 LTIP RSUs. With respect to the 2017 LTIP PSUs and the 2016 LTIP PSUs, a pro-rata portion of such PSUs would vest upon the death or disability of Mr. Schaefer provided the applicable performance metrics are attained with respect to the applicable three-year performance period, prorated based on the percentage of service performed during such performance period. Therefore, assuming that target PSUs will be earned, one-third of the 44,328 2017 LTIP PSUs and two-thirds of the 54,099 2016 LTIP PSUs were included. All of the 2016 LTIP RSUs and 2017 LTIP RSUs that are unvested as of December 31, 2017 would become vested upon a termination due to death or disability, as provided in the applicable equity incentive plan.
(11)	This amount represents the value of 50,842 PSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of that amount, 14,776 represents 2017 LTIP PSUs and 36,066 represents 2016 LTIP PSUs. With respect to the 2017 LTIP PSUs and the 2016 LTIP PSUs, a pro-rata portion of such PSUs would vest upon the termination without cause or resignation for good reason of Mr. Schaefer provided the applicable performance metrics are attained with respect to the applicable three-year performance period, prorated based on the percentage of service performed during such performance period. Therefore, assuming that target PSUs will be earned, one-third of the 44,328 2017 LTIP PSUs and two-thirds of the 54,099 2016 LTIP PSUs were included.

Payments Upon Termination Following a Change in Control

The following table quantifies the estimated maximum amount of payments and benefits under our employment agreements, participation agreements to Executive Severance Plan and agreements relating to awards granted under our equity incentive and stock option plans to which the named executive officers would have been entitled upon termination of employment if we had terminated their employment without cause or for good reason immediately after a “change in control” of our Company that (by assumption) occurred on December 31, 2017 and prior to the expiration of their respective employment agreements (as in effect as of December 31, 2017).

Name	Cash Severance Payment ($)		Continuation of Medical/ Welfare Benefits ($)		Value of Accelerated Vesting of Equity Awards ($)		Value of Accelerated Annual Bonus ($)		Total Termination Benefits ($)
John N. Haugh	$4,000,000	(1)	$23,595	(2)	$822,798	(3)	$826,688	(6)	$5,673,081
F. Peter Cuneo	None		None		None		None		None
David Jones	$2,046,000	(4)	$42,691	(5)	$189,033	(5)	$333,156	(6)	$2,610,880
Jason Schaefer	$1,650,000	(4)	$42,691	(5)	$155,212	(7)	$448,850	(6)	$2,296,753
(1)	Amount is equal to two (2) times the sum of Mr. Haugh’s annual rate of base salary plus target annual bonus. Such amount would have been payable in a lump sum.
(2)	Amount is equal to eighteen (18) months of COBRA premiums.
(3)	This amount represents the value of 637,828 RSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of this amount, 164,217 represents Make-Whole RSUs, 17,253 represents 2016 LTIP RSUs, 97,509 represents 2017 LTIP RSUs, 181,057 represents RSUs converted from the 2016 LTIP PSUs, and 195,045 represents target RSUs that were eligible to be converted from the 2017 LTIP PSUs, each of which would have become vested upon a termination without cause or for good reason following a change in control.
(4)	Amount is equal to two times the sum of the executive’s annual base salary and target annual bonus and is payable in a lump sum.
(5)	This amount represents the value of 146,537 RSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of this amount, 22,028 represents the 2016 LTIP RSUs, 26,593 represents the 2017 LTIP RSUs, 44,722 represents RSUs that would be converted from the 2016 LTIP PSUs and 53,194 represents RSUs that would be converted from the 2017 LTIP PSUs, each of which will become vested upon a termination without cause or for good reason following a change in control.
(6)	Amount is equal to the executive’s annual bonus for 2017. Because the executive was employed for the whole year, his pro-rata portion of the bonus is one hundred percent (100%). The executive would have otherwise been required to remain employed through the bonus payment date in order to receive such amount.
(7)	This amount represents the value of 120,319 RSUs based on the per share closing price of our Common Stock on December 29, 2017 of $1.29. Of this amount, 17,764 represents the 2016 LTIP RSUs, 22,161 represents the 2017 LTIP RSUs, 36,066 represents RSUs that would be converted from the 2016 LTIP PSUs and 44,328 represents RSUs that would be converted from the 2017 LTIP PSUs, each of which will become vested upon a termination without cause or for good reason following a change in control.

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Payments Upon a Change in Control

Name	Value of Accelerated Vesting of Equity Awards ($)(1)
John N. Haugh	$960,859	(2)
F. Peter Cuneo	None
David Jones	$189,033	(3)
Jason Schaefer	$155,212	(4)
(1)	The amounts reported in this column represent the value of all outstanding PSUs and RSUs held by each named executive officer as of December 31, 2017 that will become immediately vested or, in the case of PSUs, be deemed fully earned at the target amount upon a change in control (to the extent such awards are not assumed or substituted in such change in control), based on the per share closing price of our Common Stock on December 29, 2017 of $1.29.
(2)	This amount relates to a total of 744,852 RSUs and PSUs, consisting of 164,217 (Make-Whole RSUs), 41,408 (2016 LTIP RSUs), 97,509 (2017 LTIP RSUs), 181,057 (RSUs converted from the 2016 LTIP PSUs), 65,616 (2016 LTIP PSUs that had not been converted to RSUs as of December 31, 2017), and 195,045 (2017 LTIP PSUs).
(3)	This amount relates to a total of 146,537 RSUs and PSUs, consisting of 22,028 (2016 LTIP RSUs), 26,593 (2017 LTIP RSUs), 44,722 (RSUs that would be converted from the 2016 LTIP PSUs) and 53,194 (RSUs that would be converted from the 2017 LTIP PSUs), each of which will become vested upon a change in control.
(4)	This amount relates to a total of 120,319 RSUs and PSUs, consisting of 17,764 (2016 LTIP RSUs), 22,161 (2017 LTIP RSUs), 36,066 (RSUs that would be converted from the 2016 LTIP PSUs) and 44,328 (RSUs that would be converted from the 2017 LTIP PSUs), each of which will become vested upon a change in control.

Payments upon Mr. Haugh’s Departure from the Company

In connection with Mr. Haugh’s departure from the Company on June 15, 2018, he executed a general release of claims in favor of the Company, its affiliates and other related parties. In consideration for the release, Mr. Haugh became entitled to receive the following severance benefits under his former employment agreement with the Company: (a) $2,000,000, representing an amount equal to two times his base salary, which amount shall be payable in equal installments during the 24-month period following the departure date; (b) a pro rata portion of his annual bonus for 2018 based on actual results for such year, payable at such time as bonuses for 2018 are paid to our executives generally; and (c) subject to his timely election of continuation coverage under COBRA with respect to our group health insurance plans in which he participated immediately prior to his departure and further subject to his continued payment of premiums for such plans at the “active employee” rate, COBRA continuation coverage for up to 18 months following such departure. Additionally, upon his departure, in exchange for his release of claims, Mr. Haugh remained eligible to vest in the following equity awards that were unvested at the time of his departure: (i) 65,015 PSUs, which represent one-third of the 2017 LTIP PSUs that he would remain eligible to earn through the end of the three-year performance period from January 1, 2017 through December 31, 2019, assuming that target PSUs (i.e., 195,045) will be earned with respect to such performance period; (ii) 181,057 PSUs, which represent the 2016 LTIP PSUs that have been or would be converted to time-based RSUs as of December 31 2017 based on actual performance, with such time-based RSUs to be settled on December 31, 2018, provided that Mr. Haugh has continuously complied with the restrictive covenants set forth in his former employment agreement; and (iii) 82,108 RSUs, which represent the Make-Whole RSUs with respect to which the underlying shares of our Common Stock would be delivered on the original vesting dates (i.e., February 22, 2019), provided Mr. Haugh has continuously complied with the restrictive covenants set forth in his former employment agreement.

Pay Ratio

Federal law requires that we disclose the ratio of our CEO’s total compensation to the total compensation of our median employee (determined on the basis of compensation and by excluding the CEO). To determine this ratio, we collected data from our global workforce consisting of all U.S. and non-U.S. full-time, part-time, seasonal and temporary employees of the Company and any of its consolidated subsidiaries, as of December 31, 2017. No assumptions, adjustments, or estimates with respect to compensation were made. We used actual payroll records, as maintained in the ordinary course, to determine annual compensation and to identify our median employee. The median employee’s total compensation was calculated using the same methodology used to calculate the annual total compensation of the CEO as set forth in the Summary Compensation Table included in the Executive Compensation section of this Proxy Statement. The median employee’s total compensation was $80,141, and the total compensation of the CEO was $4,058,991. Accordingly, the CEO’s annual total compensation is 51 times that of the median employee. Due to the flexibility afforded by SEC rules in calculating the CEO pay ratio, this ratio may not be comparable to CEO pay ratios presented by other issuers.

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VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our Common Stock as of August 13, 2018 by each of our directors and our named executive officers, all of our executive officers and directors, as a group, and each person known by us to beneficially hold more than five percent (5%) of our Common Stock, based on information obtained from such persons.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities beneficially owned, subject to community property laws where applicable. The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our Common Stock underlying options, warrants, restricted stock units and other convertible securities that are exercisable or convertible within sixty (60) days of August 13, 2018 and shares of our Common Stock underlying restricted stock awards that vest within sixty (60) days of August 13, 2018 are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. The same securities may be beneficially owned by more than one person. Percentage ownership is based on 68,343,711 shares of our Common Stock outstanding as of August 13, 2018. The address for each beneficial owner, unless otherwise noted, is c/o Iconix Brand Group, Inc. at 1450 Broadway, Third Floor, New York, New York 10018.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Company’s Outstanding Common Stock Beneficially Owned
F. Peter Cuneo(1)	355,949		*
David K. Jones	77,003		*
Jason Schaefer	55,446		*
Justin Barnes	—		*
Drew Cohen	61,737		*
Mark Friedman	65,981		*
Sue Gove	30,052		*
James A. Marcum	74,057		*
Sanjay Khosla	15,481		*
Kenneth W. Slutsky	14,127		*
All directors and executive officers as a group (10 persons)	749,833		1.1%

UBS Group AG 1450 Broadway New York, NY 10018	11,270,489	(2)	16.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,735,581	(3)	5.5%
Sports Direct International plc Unit A Brook Park East Shirebrook, England NG20 8RY	5,664,115	(4)	8.3%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	4,224,437	(5)	6.2%
Monecor (London) Limited (trading as ETX Capital) One Broadgate London EC2M 2QS United Kingdom	5,001,575	(6)	7.3%
Radcliffe Capital Management, L.P. 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004	5,962,598	(7)	8.7%
*	Less than 1%

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(1)	In May 2018, Mr. Cuneo adopted a Rule 10b5-1 selling plan (the “selling plan”), pursuant to which, commencing in September 2018, Mr. Cuneo will sell a significant portion of his shares of the Company. Mr. Cuneo has determined to effectuate the selling plan for personal tax reasons and estate planning purposes, including to offset certain gains Mr. Cuneo had on unrelated personal investments in 2018. The Board was advised of and approved Mr. Cuneo’s intention to enter into the selling plan prior to its adoption.
(2)	Based on a Schedule 13G/A filed on July 9, 2018, UBS Group AG disclaims beneficial ownership of such securities. These shares are beneficially owned by the UBS Asset Management, a division of UBS Group AG, and its subsidiaries and affiliates on behalf of its clients. This filing does not reflect securities, if any, beneficially owned by any other division of UBS Group AG.
(3)	Based on a Schedule 13G/A filed on February 9, 2018, The Vanguard Group, Inc. (the “Vanguard Group”) is deemed to have beneficial ownership of these shares, of which (i) 52,264 shares are owned beneficially by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, as a result of its serving as investment manager of collective trust accounts and (ii) 8,871 shares are owned beneficially by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of the Vanguard Group, as a result of its serving as an investment manager of Australian investment offerings.
(4)	Based on a Schedule 13D/A filed on June 1, 2018, Sports Direct is deemed to have beneficial ownership of these shares.
(5)	Based on a Schedule 13G/A filed on February 9, 2018, Dimensional Fund Advisors LP is deemed to have beneficial ownership of these shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(6)	Based on a Schedule 13G filed on February 14, 2018, Monecor (London) Limited is deemed to have beneficial ownership of these shares.
(7)	Based on a Schedule 13G filed on March 5, 2018, (i) 5,961,598 shares are deemed beneficially owned by Radcliffe Capital Management, L.P., RGC Management Company, LLC, and Steven B. Katznelson, (ii) 5,962,598 shares are deemed beneficially owned by Christopher Hinkel, and (iii) 5,464,054 shares deemed beneficially owned by Radcliffe Ultra Short Duration Master Fund, L.P. and Radcliffe Capital Investors, LLC (all reporting persons on such Schedule 13G, the “Radcliffe Holders”). The Radcliffe Holders disclaim beneficial ownership of such securities. Each of the Radcliffe Holders has shared voting power over the securities that it is deemed to beneficially own, other than 1,000 shares that Christopher Hinkel is deemed to beneficially own.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our Audit Committee must review and approve, where appropriate, all related party transactions.

During FY 2017, the Company incurred less than $0.1 million in advertising expenses with Galore Media, Inc. to promote certain of the Company’s brands and for the rights to certain warrants of Galore Media, Inc. The Company owned a minority interest in Galore Media, Inc. The Company sold its interest in Galore Media during FY 2017 as discussed in the Form 10-K. Management believes that all transactions were made on terms and conditions no less favorable than those available in the marketplace from unrelated parties.

During FY 2016 and FY 2015, the Company incurred less than $0.1 million per year in consulting fees in connection with a consulting arrangement entered into with Mark Friedman, a member of the Board of Directors, relating to the provision by Mr. Friedman of investor relations services. Such consulting agreement was terminated on May 3, 2016. There were no such consulting fees incurred during FY 2017.

The Company has entered into certain license agreements in which the core licensee is also one of our joint venture partners or other related party. As of December 31, 2017, December 31, 2016, and December 31, 2015, the Company recognized the following royalty revenue amounts:

	FY 2017	FY 2016	FY 2015
Joint Venture Partner or other Related Party
Global Brands Group Asia Limited(1)(2)	$18,011	$3,696	$5,672
Buffalo International ULC	690	13,848	12,311
Rise Partners, LLC/Top On International Group Limited	1,054	2,050	5,469
M.G.S. Sports Trading Limited	576	615	609
Pac Brands USA, Inc.	278	434	519
Albion Equity Partners LLC/GL Damek	2,264	2,177	2,556
Anthony L&S	165	—	1,454
Roc Nation	—	—	400
MHMC(3)	1,800	1,240	300
Sports Direct International plc(4)	1,578	—	—

	$26,416	$24,060	$29,290
(1)	Royalty revenue of less than $0.1 million, approximately $0.5 million, and approximately $1.0 million for FY 2017, FY 2016 and FY 2015, respectively, which is included in the amounts presented in the table above, relates to royalty revenue associated with Peanuts Worldwide which has been reclassified into income from discontinued operations on the Company’s consolidated statement of operations for all periods presented. Additionally, GBG also served as agent to Peanuts Worldwide for the Greater China Territory for Peanuts brands. As of June 30, 2017, due to the completion of the sale of the Entertainment segment, GBG is no longer a related party in its capacity as agent of Peanuts Worldwide. For FY 2017, FY 2016 and FY 2015, Global Brands Group Asia Limited earned fees of approximately $0.7 million, $3.3 million, and $3.0 million, respectively, in its capacity as agent to Peanuts Worldwide which have been recorded within discontinued operations in the Company’s consolidated statement of operations.
(2)	Prior to February 2017, Buffalo International ULC maintained the Buffalo license agreement. However, starting in February 2017, Buffalo International ULC effectively assigned the Buffalo license agreement to GBG. The license revenue from the Buffalo license agreement represents approximately $16.1 million of the total license revenue for GBG shown in the table above for FY 2017.
(3)	MHMC became a related party to the Company in July 2016 upon consummation of an agreement between a Company subsidiary and MHMC to sell to MHMC up to an aggregate 50% ownership interest in Umbro China. Refer to Note 4 of the Form 10-K for further details.
(4)	During FY 2017 and year-to-date FY 2018, the Company received aggregate royalty revenue of approximately $1.6 million and $0.6 million, respectively, in connection with brand licensing agreements with Sports Direct International plc and/or its affiliates.

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AUDIT COMMITTEE REPORT

In 2017, the Audit Committee met with management and representatives of BDO USA, LLP to review and discuss preparations for the audit, including review of control procedures required pursuant to implementation of Section 404 of the Sarbanes-Oxley Act, and the procedures and timing of the audit of our financial statements. Following completion of the audit of the financial statements, the Audit Committee met with representatives of BDO USA, LLP and management to review and discuss the audit findings. The Audit Committee also discussed with representatives of BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards 16, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee received the written disclosures and the confirming letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee, as it was constituted on December 31, 2017, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2017.

THE AUDIT COMMITTEE

Sue Gove, Chairperson
Drew Cohen

Mark Friedman

James Marcum

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Proposal II	Ratification of the Appointment of Independent Registered Public Accountants

BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2017. The Audit Committee of the Board of Directors has re-appointed BDO USA, LLP as our independent registered public accountants for 2018. Although stockholder approval of the appointment of BDO USA, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO USA, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO USA, LLP our independent registered public accountants, at any time during the 2018 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

In addition to retaining BDO USA, LLP to audit our financial statements, we engage BDO USA, LLP from time to time to perform other services, as approved by the Audit Committee.

Audit Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of the Company’s annual financial statements for 2017 and 2016, internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q, comfort letters and consents related to SEC registration statements for 2017 and 2016 totaled approximately $1,667,709 and $1,608,115 respectively.

Audit-Related Fees. There were approximately $380,842 and $800,934 aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and other capital raising activities for 2017 and 2016, respectively, and that are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance and consulting for 2017 and 2016, were approximately $355,108 and $302,939, respectively.

All Other Fees. There were no fees billed by BDO USA, LLP, for products and services other than the services described in the paragraphs captioned “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above for 2017 and 2016.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO USA, LLP in 2017. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee Chairperson or his or her designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee Chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved all the foregoing audit services and permissible non-audit services provided by BDO USA, LLP.

Board Recommendation

The affirmative votes of the holders of record of a majority of voting interest of the shares of stock cast for such matter at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends that you vote “FOR” approval of Proposal II and the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2018.

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Proposal III	To Approve, by Non-Binding Advisory Vote, the Resolution Approving Named Executive Officer Compensation

We are asking stockholders to approve a non-binding advisory resolution on named executive officer compensation as reported in this Proxy Statement. As described within the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured the Company’s named executive officer compensation program to achieve the following objectives:

■	Attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.
■	Align pay with performance—as well as with the long-term interests of stockholders—by linking payouts to performance measures that promote long-term stockholder value, including EBITDA, Free Cash Flow and Diluted Earnings Per Share.
■	Ensure continuity of the services of named executive officers so that they will contribute to, and be a part of, the Company’s long-term success and to promote and sustain stability in the executive team.

The Company and the Compensation Committee of our Board of Directors consistently review our executive compensation program to ensure that it reflects competition in the market place for talented individuals so that we can attract and retain skilled and committed long-term executives who we believe will contribute to accomplishing our vision. We continue to review our compensation plans closely and will make additional changes, as necessary, in an effort to ensure our practices are in keeping with industry norms and standards.

We urge stockholders to read the “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, which describes in more detail how the Company’s named executive officer compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” are effective in achieving the Company’s goals and are in accordance with the compensation of our named executive officers reported in this Proxy Statement.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Iconix Brand Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 annual meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock cast for such matter at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution on the Company’s named executive officer compensation.

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Proposal IV	To Approve Reverse Stock Split

We are asking stockholders to approve the Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the issued shares of the Company’s Common Stock at a reverse stock split ratio of not less than 1-for-5 and not more than 1-for-10, the exact reverse stock split ratio to be determined by the Board of Directors and publicly announced prior to the filing of the Certificate of Amendment to the Certificate of Incorporation.

If the proposal is adopted by the stockholders, the reverse stock split will be accomplished by the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation. The Certificate of Amendment that is filed will contain the reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders, which determination shall be made within ninety (90) days after the date of the Annual Meeting.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split is desirable for a number of reasons set forth below. First, the Board believes that a reverse stock split may facilitate the continued listing of our Common Stock on NASDAQ. Second, the Board believes that a reverse stock split would assist in providing us with flexibility and as many alternatives as possible to obtain financings that we are seeking to accomplish. Third, the Board believes that a reverse stock split could improve the marketability and liquidity of our Common.

Stock Exchange Requirements

Our Common Stock is currently listed on NASDAQ under the symbol “ICON.” On May 29, 2018, we received a notice (the “Notice”) from The Nasdaq Stock Market that we were not in compliance with NASDAQ’s Listing Rule 5550(a)(2) (the “Rule”), as the minimum closing bid price of our Common Stock had been below $1.00 for thirty (30) consecutive business days (from April 16, 2018 to May 25, 2018). The notification of non-compliance had no immediate effect on the listing or trading of our Common Stock on NASDAQ. According to the Notice, we have one hundred and eighty (180) calendar days, or until November 26, 2018, to achieve compliance with the minimum bid price requirement. To regain compliance, the minimum market value of our Common Stock must meet or exceed $1.00 for a minimum of ten (10) consecutive business days during this one hundred and eighty (180) day grace period. Our failure to regain compliance during this period could result in delisting.

If we are delisted from NASDAQ and are unable to meet the listing requirements for The NASDAQ Global Select Market, the holders of our $111.0 million aggregate principal amount 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 (the “Convertible Notes”) would have the right to request that the Company repurchase their Convertible Notes in cash. The Company does not currently have sufficient cash (nor does it expect to generate sufficient cash from operations in the 180 day grace period) to repurchase such Convertible Notes. As a result, the Company would be in default under the indenture governing the Convertible Notes, which could trigger cross-defaults under our other outstanding indebtedness, including our senior secured credit facility and notes outstanding under our securitization facility. Any such defaults under the Convertible Notes and/or cross-defaults under our other outstanding indebtedness could have a material adverse effect on the Company and its financial condition and results of operation, including a bankruptcy or other insolvency event.

In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, we expect to receive written notification that our Common Stock is subject to delisting, in which case we may either apply for listing on The NASDAQ Global Select Market, provided we meet the continued listing requirements of that market, or appeal the decision to a Nasdaq Hearings Panel (the “Panel”). In the event of an appeal, our Common Stock would remain listed on NASDAQ pending a decision by the Panel following the hearing.

The reverse stock split could enhance our ability to regain compliance if the price of our Common Stock following the reverse stock split is at least $1.00 for ten (10) consecutive business days during the one hundred and eighty (180) day grace period. The additional financing flexibility described below could also provide additional alternatives for regaining compliance with the Rule following the reverse stock split. However, we cannot provide any assurance that (i) any increase our stock price would remain following the reverse stock split; (ii) we would satisfy the other requirements for continued listing on NASDAQ; or (iii) we would meet the listing requirements for The NASDAQ Global Select Market.

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Financing Flexibility

In addition, we believe the reverse stock split will provide us with the ability to support our present capital needs and future anticipated growth. The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance, which the Board feels is important to provide us with additional flexibility and as many alternatives as possible to obtain financing. We have historically met our capital needs primarily through the sale of our debt and equity securities. At this time, we do not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the reverse stock split is approved and the Board implements the reverse stock split.

If the reverse stock split is approved, the availability of additional shares of Common Stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as events relating to our financial results, the reduction of the number of outstanding shares, general market conditions and the market perception of our Company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. In addition, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Marketability

The Board believes that the increased market price of our Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our Common Stock and could encourage interest and trading in our Common Stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our Common Stock, the type of investor who acquires shares of our Common Stock, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks as speculative, more volatile and generally avoid the purchase of such securities. The Board believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise). Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at low prices. Stockbrokers are also subject to certain restrictions on their ability to recommend lower priced stocks to their retail clients because of what we believe to be a general presumption in the industry that such securities are highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue. We believe that the reverse stock split will make our Common Stock a more attractive and cost-effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our Common Stock.

The reverse stock split is intended, in part, to result in a price level for our Common Stock that will increase investor interest. On August 13, 2018, the closing price of our Common Stock on NASDAQ was $0.44 per share. No assurances can be given that the market price for our Common Stock will increase in the same proportion as the reverse stock split or that, if increased, such price will be maintained. In addition, no assurances can be given that the reverse stock split will increase the price of our Common Stock to a sufficiently high level that is attractive to brokerage houses and retail and institutional investors.

Further, the Board believes that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the reverse stock split successfully increases the per share price of our Common Stock, we believe this may increase our ability to attract business development partners.

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Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-to-5 and not more than 1-to-10, as determined by our Board in its sole discretion. The Board believes that stockholder adoption of a range of reverse stock split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other factors:

●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock outstanding;
●	the then-prevailing market price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;
●	the impact of the reverse stock split on our ability to regain compliance with the listing standards for The NASDAQ Global Market;
●	the anticipated impact of the reverse stock split on our ability to raise additional financing;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the reverse stock split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this proposal and if deemed by the Board to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than twelve (12) months from the date of the Annual Meeting.

Principal Effects of the Reverse Stock Split

By approving this proposal, stockholders will approve the combination of any number of shares of Common Stock between and including 5 and 10, with the exact number to be determined by the Board, into one share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

As explained above, the reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock and the exchange ratio will be the same for all issued and outstanding shares of Common Stock.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders having his or her shares rounded up to a whole share in lieu of owning a fractional share, as described in the section titled “Fractional Shares” below.

The reverse stock split will not change the terms of our Common Stock. After the reverse stock split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the reverse stock split, unless we are delisted from The NASDAQ Global Market, our Common Stock will continue to be quoted on The NASDAQ Global Market under the symbol “ICON.”

The shares that are authorized but unissued after the reverse stock split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our Common Stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

Effect on Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock available for issuance. The number of shares of Common Stock that we are authorized to issue will not be decreased and will remain at 260,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for future issuance by us will be increased. As of August 13, 2018, we have 68,343,711 authorized and unissued shares of Common Stock, all of which are currently reserved for issuance.

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Procedure for Effecting Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, and if at such time the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented. The reverse stock split will become effective as of 12:01 a.m., Eastern Time, on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the reverse stock split within twelve (12) months from the date of the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each number of issued and outstanding pre-reverse split shares that the Board has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the split ratio will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number. Stockholders of record at the effective time of the reverse stock split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in similar circumstances is varied, and the market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the reverse stock split, including:

●	The market price per share of our shares of Common Stock post-reverse stock split may not remain in excess of the minimum bid price per share required by The NASDAQ Global Market, and the Company may fail to meet the other requirements for continued listing on The NASDAQ Global Market.
●	Although the Board believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the reverse stock split and there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above.
●	The reverse stock split could be viewed negatively by the market, and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-reverse stock split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the reverse stock split. Accordingly, the total market capitalization of our shares of Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
●	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

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Book-Entry Shares

All of our outstanding Common Stock is uncertificated, or held in book-entry (i.e., shares not represented by a physical stock certificate). If the reverse stock split is effected, stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Principal Effects of Reverse Stock Split on Outstanding Options, Outstanding Convertible Debt, Warrants, and Option Plan

As of August 13, 2018, there were outstanding stock options to purchase an aggregate of 20,000 shares of our Common Stock with a weighted average exercise price of $12.29 per share and warrants to purchase an aggregate of 20,000 shares of our Common Stock with a weighted average exercise price of $6.64 per share. In addition, as of August 13, 2018 we had $111.0 million in convertible debt outstanding entitling the holders thereof to acquire 57.1 million shares of our Common Stock. In addition, if our convertible debt is converted before maturity, the Company would be required to pay a make-whole amount to the holders thereof in respect of future interest payments, which may be payable in additional shares of Common Stock. When the reverse stock split becomes effective, the number of shares of Common Stock covered by such rights will be reduced to between and including one-fifth and one-tenth of the number currently covered (rounded up to the nearest whole number), and the exercise or conversion price per share will be increased by between and including five and ten times the current exercise or conversion price (rounded down to the nearest $0.01), resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split.

In addition, the number of shares of our Common Stock available for grant under, and the number of shares of our Common Stock subject to stock options or other rights authorized under, the Company’s equity incentive plan will automatically be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans and awards. Further, the per share exercise price under such awards will automatically be proportionately adjusted for the reverse stock split.

Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged at the effective time of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced proportionately based upon the reverse stock split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the reverse stock split, the per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the reverse stock split.

Effect on Par Value

The reverse stock split will not affect the par value of our Common Stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and the stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our Certificate of Incorporation or our By-Laws, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our Common Stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, trusts, estates, entities treated as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, REITs, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and IRS rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split.

Exchange Pursuant to Reverse Stock Split

The reverse stock split is intended to qualify as a tax-free recapitalization under the Code. Assuming the reverse stock split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the reverse stock split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The post-split shares in the hands of a stockholder following the reverse stock split will generally have an aggregate tax basis equal to the aggregate tax basis of the pre-split shares held by that stockholder immediately prior to the reverse stock split, and a stockholder’s holding period for its post-split shares generally will be the same as that stockholder’s holding period for the pre-split shares.

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Whole Shares in-Lieu-of Fractional Shares

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of the stockholder’s whole share received in lieu of a fractional share. Stockholders should consult with their own tax advisors regarding the U.S. federal income tax consequences to them of the reverse stock split. Backup withholding may apply to a stockholder who receives a whole share of Common Stock in lieu of a fractional share unless the stockholder provides the exchange agent with appropriate documentation establishing that backup withholding is not required.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Reverse Split Amendment and to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the amendment is approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of Common Stock outstanding are required for approval of this proposal. The Board of Directors unanimously recommends a vote “FOR” the proposal to effect a reverse stock split.

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STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING AND OTHER INFORMATION

Proxy Proposals Brought Under Rule 14a-8

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2019 must submit the proposal to us at our address set forth on the first page of this Proxy Statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act not later than May 30, 2019 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Any such proposals should contain, among other things, the name and record address of the stockholder and the class and number of shares of our Common Stock beneficially owned as of the record date established for the meeting. The proposal and as well as any questions related thereto, should be directed to the Company’s Secretary. At the 2019 annual meeting of stockholders, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s proxy statement for such meeting if the Company does not receive required notice of the proposal on or before July 13, 2019, under Rule 14a-4(c) of the Exchange Act.

Director Nominations, Proposals for Action and Other Business Brought Before the Annual Meeting

Our By-Laws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, including providing all of the information specified in the By-Laws no earlier than May 30, 2019 and not later than June 29, 2019; provided, however, that in the event that the 2019 annual meeting of stockholders is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than September 27, 2019, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of businesses on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made. Stockholders are advised to review our By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

On June 1, 2018, Sports Direct announced the nomination of four individuals to stand for election to the Board at the Company’s 2018 annual meeting. On July 25, 2018, the Company entered into a cooperation agreement with Sports Direct, pursuant to which the Board would appoint two individuals designated by Sports Direct to the Board. See “Agreement with Sports Direct” on page 8 .

We did not receive any other notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Rule 14a-4(c) of the Exchange Act any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

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Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including this Proxy Statement) and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018 Attention: Secretary. Stockholders who currently receive multiple copies of this Proxy Statement and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or our Secretary at the above address.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement and the Form 10-K is being made available to stockholders via the Internet. If you would like to receive a printed copy of this Proxy Statement and the Form 10-K, you should follow the instructions for requesting such information in the notice you receive.

This Proxy Statement and the Form 10-K also are available on our website at www.iconixbrand.com.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by us. We have engaged Morrow Sodali LLC, referred to as Morrow to assist in the administration, distribution and solicitation of proxies for the annual meeting and we expect that its fees will be approximately $15,000. Morrow’s address is 470 West Avenue, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400. Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, mail, Internet, telegraph or special letter.

In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name. We will reimburse such persons for their reasonable out-of-pocket costs.

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

F. Peter Cuneo

Executive Chairman and Interim Chief Executive Officer

August 27, 2018

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK ★ ★ ★ EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

ICONIX BRAND GROUP, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 26, 2018.
INTERNET/MOBILE —
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Proxy								Please mark
your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 and 4.
1.	Election of Directors	FOR	AGAINST	ABSTAIN
					4.	To adopt an amendment to the Company’s Certificate of Incorporation, as amended, to authorize the Board to effect a reverse stock split of the issued shares of the Company’s Common Stock at a reverse stock split ratio of not less than 1-for-5 and not more than 1-for-10.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(01) Justin Barnes	☐	☐	☐
	(02) F. Peter Cuneo	☐	☐	☐
	(03) Drew Cohen	☐	☐	☐
	(04) Mark Friedman	☐	☐	☐
(05) Sue Gove	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

This proxy will be voted as specified. If no specification is made, this proxy will be voted in favor of all the nominees listed in proposal 1 and “for” proposals 2, 3 and 4.

	(06) James Marcum	☐	☐	☐

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER
3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature, if held jointly	Date	,2018.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on September 27, 2018.

The Proxy Statement and our 2017 Annual Report on Form 10-K are
available at: http://www.cstproxy.com/iconixbrand/2018

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ICONIX BRAND GROUP, INC.
1450 BROADWAY, THIRD FLOOR
NEW YORK, NEW YORK 10018

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints F. PETER CUNEO, DAVID K. JONES and JASON SCHAEFER, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) on Thursday, September 27, 2018, at 10:00 a.m., Eastern Time, at the offices of the Company, located at 1450 Broadway, 3rd Floor, New York, New York 10018, or at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)